                                                                     EXHIBIT 2.2

                            STOCK PURCHASE AGREEMENT

                                  by and among

      Prof. Dr. Dietrich Gronemeyer, Dr. Hermann Monstadt, Dr. Hans Henkes, Augusta-Kranken-Anstalt gemeinnutzige Gesellschaft mit beschrankter Haftung, dg micromedicine GmbH,
           3i Group Investments LP and Nordrhein-Westfalen Fonds GmbH,
                                   as Sellers,

                                       and

                            MICRO THERAPEUTICS, INC.,
                                    as Buyer,

                          for the purchase and sale of
                        all outstanding capital stock of

                                  DENDRON GMBH,
                              a German corporation

                                   Dated as of
                               September 03, 2002

                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
ARTICLE I. SALE AND PURCHASE ............................................................................        1
SECTION 1.1. Agreement to Sell and to Purchase ..........................................................        1
SECTION 1.2. Effective and Closing Date .................................................................        2
SECTION 1.3. Purchase Price .............................................................................        2
SECTION 1.4. Contingent Consideration ...................................................................        5
SECTION 1.5. Purchase Price Adjustment ..................................................................       12

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE SELLERS ...............................................       14
SECTION 2.1. Corporate Organization .....................................................................       15
SECTION 2.2. Capitalization; Title to the Shares ........................................................       15
SECTION 2.3. Subsidiaries and Equity Investments; Affiliates ............................................       15
SECTION 2.4. Validity of Agreement; Authorization .......................................................       16
SECTION 2.5. No Conflict or Violation ...................................................................       16
SECTION 2.6. Consents and Approvals .....................................................................       17
SECTION 2.7. Financial Statements .......................................................................       17
SECTION 2.8. Tax Matters ................................................................................       18
SECTION 2.9. Absence of Undisclosed Liabilities .........................................................       18
SECTION 2.10. Interests in Real Property ................................................................       19
SECTION 2.11. Personal Property .........................................................................       19
SECTION 2.12. Intellectual Property. ....................................................................       20
SECTION 2.13. Licenses, Permits and Governmental Approvals ..............................................       21
SECTION 2.14. Compliance with Law .......................................................................       22
SECTION 2.15. Litigation ................................................................................       22
SECTION 2.16. Contracts .................................................................................       22
SECTION 2.17. Accounts Receivable .......................................................................       24
SECTION 2.18. Inventories ...............................................................................       24
SECTION 2.19. Employee Plans ............................................................................       24
SECTION 2.20. Customers, Suppliers and Competitors ......................................................       25
SECTION 2.21. Insurance .................................................................................       25

                                      (i)

SECTION 2.22. Transactions with Directors, Officers and Affiliates .............   25
SECTION 2.23. Propriety of Past Payments .......................................   26
SECTION 2.24. Environmental Matters ............................................   26
SECTION 2.25. Labor Matters ....................................................   26
SECTION 2.26. Products Liability ...............................................   27
SECTION 2.27. Dividends ........................................................   27
SECTION 2.28. Scope of the Guarantees ..........................................   27
SECTION 2.29. Knowledge ........................................................   28
SECTION 2.30. No other Guarantees, Representatives or Warranties ...............   28
SECTION 2.31. Damages ..........................................................   29
SECTION 2.32. Limitation of Losses/Remedy ......................................   29
SECTION 2.33. Other Limitations ................................................   29
SECTION 2.34. De-Minimis/Caps ..................................................   30
SECTION 2.35. Limitation Period ................................................   31
SECTION 2.36. Negotiations/Litigation ..........................................   31
SECTION 2.37. Waiver/Exclusion. ................................................   32

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE BUYER ......................   33
SECTION 3.1.  Corporate Organization. ..........................................   33
SECTION 3.2.  Validity of Agreement. ...........................................   33
SECTION 3.3.  No Conflict or Violation; No Defaults. ...........................   33

ARTICLE IV.   COVENANTS ........................................................   33
SECTION 4.1.  Certain Changes and Conduct of Business ..........................   33
SECTION 4.2.  Access to Properties and Records. ................................   35
SECTION 4.3.  Negotiations. ....................................................   35
SECTION 4.4.  Tax Matters ......................................................   35
SECTION 4.5.  Insurance ........................................................   36
SECTION 4.6.  Consents and Approvals. ..........................................   36
SECTION 4.7.  Further Assurances. ..............................................   36
SECTION 4.8.  Best Efforts. ....................................................   36
SECTION 4.9.  Notice of Material Adverse Change. ...............................   36
SECTION 4.10. IP-Relevant Agreements. ..........................................   36
SECTION 4.11. Confidential Information. ........................................   36

                                      (ii)

SECTION 4.12. Non-Solicitation of Clients and Employees. .......................     37
SECTION 4.13. Non-Disparagement. ...............................................     37
SECTION 4.14. Replacement of Sellers' Guarantees. ..............................     38
SECTION 4.15. Financing Commitment .............................................     38
SECTION 4.16. Brochures and Advertisements .....................................     38
SECTION 4.17. Closing Certificate ..............................................     38

ARTICLE V.    CONDITIONS PRECEDENT .............................................     38
SECTION 5.1.  Payment of the Cash Purchase Price. ..............................     39
SECTION 5.2.  Consents and Approvals. ..........................................     39
SECTION 5.3.  Replacement of the Sellers' Guarantees. ..........................     39
SECTION 5.4.  IP-Relevant Agreements. VOID .....................................     39
SECTION 5.5.  Payment of the Warranty Security .................................     39
SECTION 5.6.  Insurance Coverage for Seller Dr. Hermann Monstadt ...............     39
SECTION 5.7.  Waiver ...........................................................     39

ARTICLE VI.   EVENTS OF RESCISSION .............................................     40
SECTION 6.1.  No Transfer of Title .............................................     40
SECTION 6.2.  No Financing Commitment ..........................................     40
SECTION 6.3.  Material Adverse Change ..........................................     40

ARTICLE VII.  MISCELLANEOUS PROVISIONS .........................................     40
SECTION 7.1.  Publicity. .......................................................     40
SECTION 7.2.  Successors and Assigns; No Third-Party Beneficiaries. ............     41
SECTION 7.3.  Investment Bankers, Financial Advisors, Brokers and Finders. .....     41
SECTION 7.4.  Fees and Expenses. ...............................................     42
SECTION 7.5.  Notices. .........................................................     42
SECTION 7.6.  Exclusion of Set-Off, Retention Rights. ..........................     45
SECTION 7.7.  Default Interest. ................................................     45
SECTION 7.8.  Rescission Fee ...................................................     46
SECTION 7.9.  Entire Agreement. ................................................     46
SECTION 7.10. Waivers and Amendments. ..........................................     46
SECTION 7.11. Survival of Obligations ..........................................     46
SECTION 7.12. Severability. ....................................................     47

                                     (iii)


SECTION 7.13. Titles and Headings. ........................................  47
SECTION 7.14. Language. ...................................................  47
SECTION 7.15. Governing Law. ..............................................  47

                                      (iv)

Schedules

Schedule I             List of Replacement of Sellers' Guarantees
Schedule II            Data Room List

Disclosure Schedule

Section 2.1.           Corporate Organization
Section 2.2.           Capitalization; Title to the Shares
Section 2.3.           Subsidiaries and Equity Investments; Affiliates
Section 2.6.           Consents and Approvals
Section 2.7.           Financial Statements
Section 2.8.           Tax Matters
Section 2.9.           Absence of Undisclosed Liabilities
Section 2.10.          Interests in Real Property
Section 2.11.          Personal Property
Section 2.12.          Intellectual Property
Section 2.13.          Licenses, Permits and Government Approvals
Section 2.14.          Compliance with Law
Section 2.15.          Litigation
Section 2.16.          Contracts
Section 2.17.          Accounts Receivable
Section 2.18.          Inventories
Section 2.19.          Employee Plans
Section 2.20.          Customers, Suppliers and Competitors
Section 2.21.          Insurance
Section 2.22.          Transactions with Directors, Officers and Affiliates
Section 2.23.          Propriety of Past Payments
Section 2.25.          Labor Matters
Section 2.26.          Products Liability
Section 2.27.          Dividends

                                      (v)

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 3rd day of September, 2002, by and among Prof. Dr. Dietrich Gronemeyer, Dr. Hermann Monstadt, Dr. Hans Henkes, dg micromedicine GmbH (each, an "Active Seller"); 3i Group Investments LP, Nordrhein-Westfalen Fonds GmbH, Augusta-Kranken-Anstalt gemeinnutzige Gesellschaft mit beschrankter Haftung, (each, a "Financial Seller"; Active Sellers and Financial Sellers hereinafter each a "Seller" and, collectively the "Sellers") and Micro Therapeutics, Inc., a Delaware corporation (the "Buyer").

                              W I T N E S S E T H:

         WHEREAS, Prof. Dr. Gronemeyer owns one share of Dendron GmbH (the "Company") in the nominal value of (Euro)255,000, Dr. Hermann Monstadt owns one share of the Company in the nominal value of (Euro)50,000, Dr. Hans Henkes owns one share of the Company in the nominal value of (Euro)80,000, Augusta-Kranken-Anstalt gemeinnutzige Gesellschaft mit beschrankter Haftung owns one share of the Company in the nominal value of (Euro)20,000, dg micromedicine GmbH owns three shares of the Company in the nominal value of (Euro)45,000,
(Euro)30,000 and (Euro)20,000, respectively, 3i Group Investments LP owns one share of the Company in the nominal value of (Euro)93,000 and Nordrhein-Westfalen Fonds GmbH owns one share of the Company in the nominal value of (Euro)93,000, together constituting 100% of the stated capital of the Company amounting in total to (Euro)686,000 (all such shares are referred to herein as the "Shares"); and

         WHEREAS, the Buyer desires to purchase the Shares from the Sellers, and the Sellers desire to sell the Shares to the Buyer, in each case upon the terms and subject to the conditions set forth in this Agreement (hereinafter referred to as the "Transaction").

         NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                               SALE AND PURCHASE

         SECTION 1.1. Agreement to Sell and to Purchase.

         The Sellers hereby agree upon the terms and subject to the conditions set forth in this Agreement to sell and assign the Shares to the Buyer, and the Buyer agrees to purchase and accept the Shares from the Sellers. The sale and assignment includes any and all rights related to the Shares. Any profits of the current fiscal year as well as the profits of previous fiscal years which have not been distributed to the shareholders of the Company shall belong to the Buyer.

         SECTION 1.2. Effective and Closing Date.

         The assignment of the Shares (the "Closing") shall become effective in rem (dinglich wirksam) when all the conditions precedent stated in Art. V hereof, in particular, the payment of the Cash Purchase Price, are satisfied.

         SECTION 1.3. Purchase Price.

             (a) Upon the terms and subject to the conditions set forth in this Agreement, the purchase price for the sale and transfer of the Shares shall consist of (i) an amount equal to $25,000,000 (twenty-five million dollars) in cash less the Purchase Price Adjustment (as defined in Sec. 1.5.) (the "Initial Purchase Price"); and (ii) the contingent consideration of up to $15,000,000 (fifteen million dollars), on the terms set forth in Section 1.4. hereof (the "Contingent Consideration"). On the Closing Date, Buyer shall pay to Sellers on account of (unter Anrechnung auf) the Initial Purchase Price the amount of $25,000,000 (twenty-five million dollars) less the Warranty Security and the Adjustment Security (both as hereinafter defined), (the "Cash Purchase Price"). The "Closing Date" shall be the later to occur of (i) September 30, 2002; and
(ii) the day five bank working days in Frankfurt am Main after all the conditions precedent stated in Art. V, with the exception of the payment of the Cash Purchase Price and the Warranty Security are satisfied. The Cash Purchase Price shall be paid to the Sellers' accounts (to be determined by the respective Seller) and shall be allocated among the Sellers as follows:

   -----------------------------------------------------------------------------
   Seller                                       Respective Cash Purchase Price

   -----------------------------------------------------------------------------
   3i Group Investments LP                                       $  2,736,880.47

   -----------------------------------------------------------------------------
   Nordrhein-Westfalen Fonds GmbH                                $  2,736,880.47

   -----------------------------------------------------------------------------
   Augusta-Kranken-Anstalt gemeinnutzige                         $    481,049,56
   Gesellschaft mit beschrankter Haftung

   -----------------------------------------------------------------------------
   Prof. Dr. Dietrich Gronemeyer                                 $  5,000,000.00

   -----------------------------------------------------------------------------
   Dr. Hermann Monstadt                                          $  1,202,623.90

   -----------------------------------------------------------------------------
   Dr. Hans Henkes                                               $  1,924,198.25

   -----------------------------------------------------------------------------
   dg micromedicine GmbH                                         $  3,418,367.35

   -----------------------------------------------------------------------------
   Total                                                         $ 17,500,000.00

   -----------------------------------------------------------------------------

             (b) All dollar amounts included in this Agreement are expressed in United States dollars, unless otherwise indicated. All payments to be made under this Agreement shall be made by wire transfer of immediately available funds free of all charges.

The Buyer shall be in default if and to the extent that the Cash Purchase Price is not paid on the Closing Date.

             (c) The Buyer shall, on the Closing Date, pay into one interest-bearing account for each Relevant Seller (as defined in Sec. 2.28. (a)) (the "Escrow Accounts") administrated by Heinrich von Mettenheim, Esq. (Civil Law Notary) (the "Escrow Agent") an amount equal to $2,500,000 (two million five-hundred thousand dollars) (the "Warranty Security") in the proportions as stated below, as security for any claims of the Buyer in connection with the Event of a Sellers' Breach (as defined in Sec. 2.31).

         The Warranty Security shall be allocated among the Sellers as follows:

    ----------------------------------------------------------------------------
     Relevant Seller                 Respective Warranty    Respective Remaining
                                     Security               Security

    ----------------------------------------------------------------------------
     3i Group Investments LP                $   338,921.28   $         0.00

    ----------------------------------------------------------------------------
     Nordrhein-Westfalen Fonds GmbH         $   338,921.28   $         0.00

    ----------------------------------------------------------------------------
     Augusta-Kranken-Anstalt                $    72,886.31   $         0.00
     gemeinnutzige Gesellschaft mit
     beschrankter Haftung

    ----------------------------------------------------------------------------
     Prof. Dr. Dietrich Gronemeyer          $   929,300.29   $   531,250.00

    ----------------------------------------------------------------------------
     Dr. Hermann Monstadt                   $   182,215.74   $   104,166.66

    ----------------------------------------------------------------------------
     Dr. Hans Henkes                        $   291,545.19   $   166,666.67

    ----------------------------------------------------------------------------
     dg micromedicine GmbH                  $   346,209.91   $   197,916.67

    ----------------------------------------------------------------------------
     Total                                  $ 2,500,000.00   $ 1,000,000.00

    ----------------------------------------------------------------------------

             (d) If the Buyer asserts any claims against any or all of the Sellers which are secured by the Warranty Security, it shall announce the respective claim, the respective amount and the Relevant Seller against which such claim is made to the Escrow Agent in writing, with a copy to Dr. Joachim Dietrich, Rechtsanwalt (the "Announcement"), it being understood that the Buyer may announce several and different claims pursuant to the provisions set forth in this Agreement up to the maximum amount available at the respective time in the Escrow Account. From the date of the receipt of the Announcement, the Escrow Agent shall only make payments from the Escrow Account as described hereunder.

             (e) The Buyer shall be entitled to receive disbursements out of the Escrow Account (the "Disbursements") subject to the following terms and conditions:

                   (i) presentation of a title (vollstreckbares Urteil/ Beschluss oder Verwaltungsakt) issued by a German court or public authority against any of the Relevant Seller (the "Title"), even if only preliminary or subject to appeal, stating that the Relevant Seller(s) is/are obliged to pay a certain amount to the Buyer. The Buyer shall be entitled to Disbursements only up to the amount mentioned explicitly in the Title (Hauptbetrag) but not considering interests or costs; or

                   (ii) presentation of a Decree of Tax authority Steuerbescheid) against the Company; or

                   (iii) mutual instruction by the Buyer and the Relevant Seller to the Escrow Agent.

         Any request or claim for Disbursements shall be made in writing and addressed to the Escrow Agent with a copy to Dr. Joachim Dietrich, Rechtsanwalt, and shall be accompanied by the documentation stated in Subsection 1.3.(e)(i),
(ii) or (iii) above (the "Disbursement Request").

             (f) After the second anniversary of the Closing Date (the "Release Date"), any Disbursement to the Buyer shall be subject to the condition that the respective Announcement or Disbursement Request has been received by the Escrow Agent before that date and the Claim matches the requirements set forth in Subsection 1.3(c)(i), (ii) or (iii) above.

             (g) Within 30 days from the Release Date, the Escrow Agent, after deduction of his respective fees and costs, shall pay to the respective Financial Sellers the Residual Amount (as defined below) in the respective Escrow Account. The "Residual Amount" shall be the amount in the respective Escrow Account at the Release Date, less the amount of Announcements or Disbursement Requests pending against the respective Relevant Seller which have been received by the Escrow Agent prior to the Release Date, provided, however, that such Announcements shall only be considered if the Buyer shall have filed a respective claim with a competent court within six months after the date of the Announcement.

         Within 30 days from the Release Date, the Escrow Agent, after deduction of his respective fees and costs, shall pay to the respective Active Sellers the Residual Amount in the respective Escrow Account, less the Respective Remaining Security as shown in the table above. The Respective Remaining Security shall continue to be held in the respective Escrow Account until six months after final and binding assessments of taxes for all and any assessment periods (Veranlagungszeitraum) until December 31, 2002 have been issued for the Company. The Relevant Active Seller may replace the Respective Remaining Security with a bank guarantee agreeable to the Buyer. After such bank guarantee shall have been delivered by the Relevant Active Seller to the Escrow Agent, the Escrow Agent, after deduction of his respective fees and costs, shall disburse the Respective Remaining Security to the Relevant Active Seller. The Escrow Agent shall exercise all rights out of such bank guarantee as if the guaranteed amount was still remaining in the respective Escrow Account.

             (h) The Buyer shall be entitled to withhold from the amount of $25,000,000 (twenty-five million dollars) a further amount equal to $5,000,000 (five million dollars) in addition to any amount paid in the Escrow Account pursuant to Subsec. 1.3(c) as security for the Purchase Price Adjustment (as defined in Sec. 1.5) (hereinafter, the "Adjustment Security").

        The Adjustment Security shall be allocated among the Sellers as follows:

    ----------------------------------------------------------------------
    Seller                                 Respective Adjustment Security

    ----------------------------------------------------------------------
    3i Group Investments LP                                 $   677,842.57

    ----------------------------------------------------------------------
    Nordrhein-Westfalen Fonds GmbH                          $   677,842.57

    ----------------------------------------------------------------------
    Augusta-Kranken-Anstalt gemeinnutzige                   $   145,772.59
    Gesellschaft mit beschrankter Haftung

    ----------------------------------------------------------------------
    Prof. Dr. Dietrich Gronemeyer                           $ 1,858,600.58

    ----------------------------------------------------------------------
    Dr. Hermann Monstadt                                    $   364,431.48

    ----------------------------------------------------------------------
    Dr. Hans Henkes                                         $   583,090.38

    ----------------------------------------------------------------------
    dg micromedicine GmbH                                   $   692,419.83

    ----------------------------------------------------------------------
    Total                                                   $ 5,000,000.00

    ----------------------------------------------------------------------

         After the Purchase Price Adjustment has been determined pursuant to Sec. 1.5., the amount to be allocated to the Purchase Price Adjustment shall be deducted from the Adjustment Security and the then remaining amount of the Adjustment Security shall be paid to the Sellers' accounts in accordance with their participation in the Company and as provided for in Subsection 1.3(b) above.

         SECTION 1.4. Contingent Consideration.

             (a) As soon as practicable, but in any event within ninety (90) days following each of December 31, 2003, 2004, 2005, 2006, 2007 and 2008, the Buyer shall:

                  (i) prepare in accordance with United States generally accepted accounting principles as in effect on the date hereof, applied on a consistent basis, a statement derived from the audited consolidated financial statements of the Buyer (the "Earn-Out Statements") of the Aggregate Customer Revenues; "Aggregate Customer Revenues" shall mean the revenues generated from the sale of the Specified Products by the Buyer or any other company or business entity to be consolidated under United States generally accepted accounting principles, or any licensee (Lizenznehmer) in the relevant Earn-Out Period (as defined below) by dealing with any customer not being affiliated with the Buyer (Aussenumsatze), for the Specified Products (as defined below) (such revenues, the "Revenue") for each full calendar year (such one-year periods each being an "Earn-Out Period"); it being understood that any revenues generated from sales of the Specified Products among companies or business entities to be consolidated under United States generally accepted accounting principles shall not be taken into account; and

                   (ii) deliver each Earn-Out Statement to each Seller; provided, however, that the Buyer's obligation to prepare and deliver such Earn-Out Statements shall cease at such time as the Sellers' right to receive the Contingent Consideration shall have been extinguished pursuant to Sections 1.4(d), (e) and (f) hereof.

For purposes of this Agreement, "Specified Products" shall mean, collectively, the following products manufactured by the Company at the time of this Agreement and any successor products thereto:

                   (A) CE marked products: micro coils (pushable, injectable coils); electrolytically detachable coils (EDC II) (helix, helix soft, cyclone, multi diameter, curved tip, tension safe, cage coil, fibred coils); VDS systems (incl. all specifications); micro cannulas (back pain treatment); and

                   (B)  not CE-marked products: neuro stent (CE in 2003 plan);
     A. carotis stent (CE 4. Q 2002 plan); glue (histoacryl/lipiodol), CE in Sept. 2002; super selective guide wire (hydrophilic coated) CE in 2002 plan; guide wire from precision vascular (as distributor).

          The Buyer shall, and shall cause the Buyer's accountant to, provide access to an accountant appointed jointly by the Sellers or, if the Sellers are unable to agree on such accountant, by 3i Group Investments LP, to any and all work papers used or necessary in the preparation of the Earn-Out Statements. Each Seller shall have sixty (60) days after receipt of an Earn-Out Statement (the "Dispute Period") to dispute any or all amounts or elements of such Earn-Out Statement ("Dispute"). Each Seller shall provide to the Buyer, prior to the end of the Dispute Period, written notice of the Dispute (a "Dispute Notice"), setting forth in reasonable detail the amounts included in the applicable Earn-Out Statement with which it disagrees. If any Seller does not deliver a Dispute Notice to the Buyer prior to the end of each Dispute Period, the Earn-Out Statement for such Earn-Out Period shall be final and binding upon such Seller in the form in which it was delivered to such Seller.

               (b) If any Seller has delivered to the Buyer a Dispute Notice prior to the end of the Dispute Period (such Sellers together hereinafter referred to as the "Disputing Sellers"), the Disputing Sellers and the Buyer shall attempt to resolve the Dispute and agree in writing upon the final content of the applicable Earn-Out Statement within thirty (30) days following the latest delivery by the Disputing Sellers of the Dispute Notice to the Buyer. If the Disputing Sellers and the Buyer are unable to resolve the Dispute within such thirty (30) day period, then the Disputing Sellers and the Buyer shall submit the Dispute for resolution to a reputable international accounting firm on the appointment of which the Disputing Sellers and the Buyer shall mutually agree (the "Arbitrating Accountant") for review and resolution of any and all matters that remain in dispute and that were properly included in the Dispute Notice. If the Disputing Sellers and the Buyer should fail to agree on the nomination of the Arbitrating Accountant within two weeks, the Arbitrating Accountant shall be nominated by the President of the German Chamber for Certified Auditors. In connection with the resolution of any Dispute, the Arbitrating Accountant shall have access to all documents and facilities necessary to perform its functions as arbitrator. The Arbitrating Accountant's function shall be to resolve the matters in dispute in accordance with the terms and provisions of this Section 1.4 and to revise the applicable Earn-Out Statement (if required) in order to conform to its resolution of the Dispute. In rendering its decision, the Arbitrating Accountant shall, in its sole discretion, apportion its fees and expenses in connection with the Dispute, based on its views as to the relative merits of the positions of each party in the Dispute provided, however that the Disputing Sellers shall advance half, and the Buyer shall advance the other half, of any retainer fee or deposit required by the Arbitrating Accountant of its fees and expenses as forth set. All determinations of the Arbitrating Accountant, including any revisions made to any Earn-Out Statement and the Arbitrating Accountant's apportionment of expenses as between the Disputing Sellers and the Buyer, shall be final and binding on the Buyer and the Disputing Sellers, and neither the Disputing Sellers nor the Buyer shall have the right to appeal such determinations. For purposes of this Agreement, "Final Determination" of an Earn-Out Statement shall mean the final determination pursuant to this Section 1.4 and shall be qualified as an arbitrator's expert opinion (Schiedsgutachten) in the sense of the German Code of Civil Procedure (ZPO).

                   (c) The Disputing Sellers and the Buyer agree to cooperate fully and expeditiously with the Arbitrating Accountant in order to facilitate the receipt of the final determinations of the Arbitrating Accountant within sixty (60) days following submission of a Dispute to the Arbitrating Accountant.

                   (d) If the Revenue in calendar year 2003 shall exceed $4,000,000 (four million dollars) ("Milestone 1"), no later than thirty (30) days following the Final Determination of the Earn-Out Statement for calendar year 2003, the Buyer shall pay to the Sellers (to the Sellers' accounts in the proportions as set forth below, the sum of $3,750,000 (three million seven-hundred fifty thousand dollars) ("Contingent Payment 1"). In the event that Milestone 1 is not achieved, the Sellers' right to receive Contingent Payment 1 shall be extinguished upon the Final Determination of the Earn-Out Statement for calendar year 2003. The Sellers shall be entitled to the Contingent Payment 1 as follows:

     -------------------------------------------------------------------------
     Seller                                   Respective Contingent Payment 1

     -------------------------------------------------------------------------
     3i Group Investments LP                                    $1,237,244.90

     -------------------------------------------------------------------------
     Nordrhein-Westfalen Fonds GmbH                             $1,237,244.90

     -------------------------------------------------------------------------
     Augusta-Kranken-Anstalt gemeinnutzige                      $   51,020.41
     Gesellschaft mit beschrankter Haftung

     -------------------------------------------------------------------------
     Prof. Dr. Dietrich Gronemeyer                              $  650,510.20

     -------------------------------------------------------------------------

          ------------------------------------------------------------------
          Dr. Hermann Monstadt                                $  127,551.02

          ------------------------------------------------------------------
          Dr. Hans Henkes                                     $  204,081.63

          ------------------------------------------------------------------
          dg micromedicine GmbH                               $  242,346.94

          ------------------------------------------------------------------
          Total                                               $3,750,000.00

          ------------------------------------------------------------------

                   (e) If the Revenue in calendar year 2004 shall exceed $5,000,000 (five million dollars) ("Milestone 2"), no later than thirty (30) days following the Final Determination of the Earn-Out Statement for calendar year 2004, the Buyer shall pay to the Sellers (to the Sellers' Account in the proportions as set forth below, the sum of $3,750,000 (three million seven-hundred fifty thousand dollars) ("Contingent Payment 2"). In the event that Milestone 2 is not achieved, the Sellers' right to receive Contingent Payment 2 shall be extinguished upon the Final Determination of the Earn-Out Statement for calendar year 2004.

                       (i) If Milestone 1 and Milestone 2 have been achieved,
               the Sellers shall be entitled to the Contingent Payment 2 as follows:

          ------------------------------------------------------------------
          Seller                            Respective Contingent Payment 2

          ------------------------------------------------------------------
          3i Group Investments LP                             $        0.00

          ------------------------------------------------------------------
          Nordrhein-Westfalen Fonds GmbH                      $        0.00

          ------------------------------------------------------------------
          Augusta-Kranken-Anstalt                             $  150,000.00
          gemeinnutzige Gesellschaft mit
          beschrankter Haftung

          ------------------------------------------------------------------
          Prof. Dr. Dietrich Gronemeyer                       $1,912,500.00

          ------------------------------------------------------------------
          Dr. Hermann Monstadt                                $  375,000.00

          ------------------------------------------------------------------
          Dr. Hans Henkes                                     $  600,000.00

          ------------------------------------------------------------------
          dg micromedicine GmbH                               $  712,500.00

          ------------------------------------------------------------------
          Total                                               $3,750,000.00

          ------------------------------------------------------------------

               In addition, the Sellers 3i Group Investments LP and Nordrhein-Westfalen Fonds GmbH shall pay to the remaining Sellers the following amounts:

--------------------------------------------------------------------------------
Remaining Sellers        3i Group Investments LP      Nordrhein-Westfalen Fonds
                                                      GmbH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Augusta-Kranken-Anstalt gemeinnutzige          $ 23,396.50         $ 23,396.50
Gesellschaft mit beschrankter Haftung

--------------------------------------------------------------------------------
Prof. Dr. Dietrich Gronemeyer                  $298,305.40         $298,305.40

--------------------------------------------------------------------------------
Dr. Hermann Monstadt                           $ 58,491.25         $ 58,491.25

--------------------------------------------------------------------------------
Dr. Hans Henkes                                $ 93,586.01         $ 93,586.01

--------------------------------------------------------------------------------
dg micromedicine GmbH                          $111,133.38         $111,133.38

--------------------------------------------------------------------------------
Total                                          $584,912.54         $584,912.54

--------------------------------------------------------------------------------

                    (ii) If Milestone 1 has not been achieved, the Sellers shall be entitled to the Contingent Payment 2 as follows:

     ---------------------------------------------------------------------------
     Seller                                     Respective Contingent Payment 2

     ---------------------------------------------------------------------------
     3i Group Investments LP                                     $1,237,244.90

     ---------------------------------------------------------------------------
     Nordrhein-Westfalen Fonds GmbH                              $1,237,244.90

     ---------------------------------------------------------------------------
     Augusta-Kranken-Anstalt gemeinnutzige                       $   51,020.41
     Gesellschaft mit beschrankter Haftung

     ---------------------------------------------------------------------------
     Prof. Dr. Dietrich Gronemeyer                               $  650,510.20

     ---------------------------------------------------------------------------
     Dr. Hermann Monstadt                                        $  127,551.02

     ---------------------------------------------------------------------------
     Dr. Hans Henkes                                             $  204,081.63

     ---------------------------------------------------------------------------
     dg micromedicine GmbH                                       $  242,346.94

     ---------------------------------------------------------------------------
     Total                                                       $3,750,000.00

     ---------------------------------------------------------------------------

               (f) If the Revenue in any of calendar years 2003, 2004, 2005, 2006, 2007 or 2008 shall exceed $25,000,000 (twenty-five million dollars) ("Milestone 3"), no later than thirty (30) days following the Final Determination of the Earn-Out Statement for such calendar year, the Buyer shall pay to the Sellers (to the Sellers' Account in the proportions as set forth below, the sum of $7,500,000 (seven million five-hundred thousand dollars) ("Contingent

Payment 3"); provided, however, that Contingent Payment 3 shall be payable only upon the first occurrence of Milestone 3 and, upon such payment, the Sellers' rights to receive Contingent Payment 3 in respect of any other calendar year shall be extinguished. However, the Sellers' right to receive Contingent Payments 1 and 2 shall remain unaffected. In the event that Milestone 3 is not achieved in calendar year 2003, 2004, 2005, 2006, 2007 or 2008, as the case may be, the Sellers' right to receive Contingent Payment 3 in respect of such year shall be extinguished upon the Final Determination of the Earn-Out Statement for such calendar year; and in the event that Milestone 3 is not achieved from any of such calendar years, the Sellers' right to receive Contingent Payment 3 shall be extinguished upon the Final Determination of the Earn-Out Statement for calendar year 2008.

                    (i) In case neither Milestone 1 nor Milestone 2 has been achieved, the Sellers shall be entitled to the Contingent Payment 3 as follows:

     ---------------------------------------------------------------------------
     Seller                                     Respective Contingent Payment 3

     ---------------------------------------------------------------------------
     3i Group Investments LP                                      $1,745,626.82

     ---------------------------------------------------------------------------
     Nordrhein-Westfalen Fonds GmbH                               $1,745,626.82

     ---------------------------------------------------------------------------
     Augusta-Kranken-Anstalt gemeinnutzige                        $  160,349.85
     Gesellschaft mit beschrankter Haftung

     ---------------------------------------------------------------------------
     Prof. Dr. Dietrich Gronemeyer                                $2,044,460.64

     ---------------------------------------------------------------------------
     Dr. Hermann Monstadt                                         $  400,874.64

     ---------------------------------------------------------------------------
     Dr. Hans Henkes                                              $  641,399.42

     ---------------------------------------------------------------------------
     dg micromedicine GmbH                                        $  761,661.81

     ---------------------------------------------------------------------------
     Total                                                        $7,500,000.00

     ---------------------------------------------------------------------------

                    (ii) In case either Milestone 1 or Milestone 2 has been achieved, the Sellers shall be entitled to Contingent Payment 3 as follows:

     ---------------------------------------------------------------------------
     Seller                                      Respective Contingent Payment 3

     ---------------------------------------------------------------------------
     3i Group Investments LP                                      $        0.00

     ---------------------------------------------------------------------------
     Nordrhein-Westfalen Fonds GmbH                               $        0.00

     ---------------------------------------------------------------------------
     Augusta-Kranken-Anstalt gemeinnutzige                        $  300,000.00
     Gesellschaft mit
     ---------------------------------------------------------------------------

       -------------------------------------------------------------------------------------
        beschrankter Haftung
       -------------------------------------------------------------------------------------
        Prof. Dr. Dietrich Gronemeyer                                         $3,825,000.00
       -------------------------------------------------------------------------------------
        Dr. Hermann Monstadt                                                  $  750,000.00
       -------------------------------------------------------------------------------------
        Dr. Hans Henkes                                                       $1,200,000.00
       -------------------------------------------------------------------------------------
        dg micromedicine GmbH                                                 $1,425,000.00
       -------------------------------------------------------------------------------------
        Total                                                                 $7,500,000.00
       -------------------------------------------------------------------------------------

               In addition, the Sellers 3i Group Investments LP and Nordrhein-Westfalen Fonds GmbH shall pay to the remaining Sellers the following amounts:

--------------------------------------------------------------------------------------------
 Remaining Sellers               3i Group Investments LP        Nordrhein-Westfalen Fonds
                                                                GmbH

--------------------------------------------------------------------------------------------
 Augusta-Kranken-Anstalt                         $ 3,061.22                      $ 3,061.22
 gemeinnutzige Gesellschaft
 mit beschrankter Haftung

--------------------------------------------------------------------------------------------
 Prof. Dr. Dietrich Gronemeyer                   $39,030.61                      $39,030.61

--------------------------------------------------------------------------------------------
 Dr. Hermann Monstadt                            $ 7,653.06                      $ 7,653.06

--------------------------------------------------------------------------------------------
 Dr. Hans Henkes                                 $12,244.90                      $12,244.90

--------------------------------------------------------------------------------------------
 dg micromedicine GmbH                           $14,540.82                      $14,540.82

--------------------------------------------------------------------------------------------
 Total                                           $76,530.61                      $76,530.61

--------------------------------------------------------------------------------------------

                    (iii) If Milestone 1, Milestone 2 and Milestone 3 have been achieved, the Sellers shall be entitled to the Contingent Payment 3 as follows:

       ------------------------------------------------------------------------
        Seller                                 Respective Contingent Payment 3

       ------------------------------------------------------------------------
        3i Group Investments LP                                  $1,016,763.85

       ------------------------------------------------------------------------
        Nordrhein-Westfalen Fonds GmbH                           $1,016,763.85

       ------------------------------------------------------------------------
        Augusta-Kranken-Anstalt                                  $  218,658.89
        gemeinnutzige Gesellschaft mit
       ------------------------------------------------------------------------

     ---------------------------------------------------------------------------
      beschrankter Haftung
     ---------------------------------------------------------------------------
      Prof. Dr. Dietrich Gronemeyer                               $2,787,900.87
     ---------------------------------------------------------------------------
      Dr. Hermann Monstadt                                        $  546,647.23
     ---------------------------------------------------------------------------
      Dr. Hans Henkes                                             $  874,635.57
     ---------------------------------------------------------------------------
      dg micromedicine GmbH                                       $1,038,629.74
     ---------------------------------------------------------------------------
      Total                                                       $7,500,000.00
     ---------------------------------------------------------------------------

               (g) The parties acknowledge and agree that the right to receive the Contingent Consideration represents additional consideration and not a royalty payment. Further, the parties agree to file tax returns that are consistent with this characterization.

               (h) If and to the extent the Buyer should sell the Company or the business related to the Specified Products to a third party (the "Third-Party Buyer") before the Contingent Payment 3 has become due, the parties hereby agree that the Sellers' right to receive the Contingent Payments 1, 2 and 3 as provided for in Subsection 1.5 (d), (e) and (f) shall remain unaffected by such sale; provided, however, that Milestones 1, 2, and 3 are achieved as described above. If and to the extent the Buyer sells the Company or the business related to the Specified Products to a Third-Party Buyer, the Buyer hereby explicitly undertakes to obligate the Third-Party Buyer to pay the Contingent Payments to the Sellers as provided for in Subsection 1.5.(d), (e) and (f). However, the Buyer shall guarantee (selbstschuldnerische Burgschaft auf erstes Anfordern) the Third-Party Buyer's obligation to pay the Contingent Consideration to the Sellers. In the event of such sale, the revenues generated from the Specified Products and product combinations (i) by the Third-Party Buyer and / or any other company or business entity affiliated with such Third-Party Buyer (verbundene Unternehmen im Sinne von ss. 15 AktG); and (ii) by the Buyer and / or any other company or business entity affiliated with the Buyer shall be attributed to the calculation of the Contingent Payment; it being understood that the Sellers shall by no means be entitled to a share in the profit, if any, resulting from the Buyer's sale of the Company to such third party.

          SECTION 1.5. Purchase Price Adjustment.

               (a) The purchase price adjustment, to be deducted from the amount of $25,000,000 (twenty-five million dollars) shall be the aggregate amount of the Company's liabilities as at the Closing Date (the "Purchase Price Adjustment") as derived from the Closing Date Balance Sheet (as defined in Subsection 1.5(b)) and, if applicable, as established pursuant to the Final Balance Sheet Determination as described in Subsection 1.5(c):

                    (i)   the amount due to tbg
     Technologiebeteiligungsgesellschaft mbH der Deutschen Ausgleichsbank in the event of early termination of the silent partnership under the silent partnership agreement dated September 19, 2001, for principal, interest, profit share and one-time fees;

                      (ii) the contingent liability in the amount of (Euro) 245,988.14 = DM 481,111 due to the state of North-Rhine-Westphalia under the agreement dated August 11, 1999, as stated in the Closing Date Balance Sheet;

                      (iii) the remaining payable to Entwicklungs- und Forschungszentrum fur Mikrotherapie GmbH Bochum ("EFMT") under the spin-off agreement dated November 27, 1998;

                      (iv) the long-term loan from Nationalbank, including all interest and ancillary costs not yet paid; (v) special assessment (Umlage) relating to services provided to the Company by the Seller dg micromedicine GmbH,

                      (vi) the short-term bank loan from Nationalbank, to the extent that the debit in the account as shown in the Closing Date Balance Sheet exceeds the debit in the account as of August 31, 2002 by more than
      (Euro)100,000 (one hundred thousand Euro).

             The Purchase Price Adjustment shall not exceed the amount of $5,000,000 (five million dollars).

                  (b) A balance sheet shall be prepared as per the Closing
Date (the "Closing Date Balance Sheet"), audited pursuant to German generally accepted accounting principles and delivered by the Buyer's accountant as soon as practical after the Closing Date but no later than forty (40) business days in Dusseldorf after the Closing Date, the Buyer shall, and shall cause the Company or the Buyer's accountant, as the case may be, to provide access to KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft
Wirtschaftsprufungsgesellschaft, or any other accountant appointed jointly by the Sellers, to any and all work papers used or necessary in the preparation of the Closing Date Balance Sheet. The Sellers shall have forty (40) business days in Dusseldorf after receipt of the Closing Date Balance Sheet (the "Balance Sheet Dispute Period") to dispute any or all amounts or elements of the Closing Date Balance Sheet (a "Balance Sheet Dispute"). Each Seller shall provide to the Buyer, prior to the end of the Balance Sheet Dispute Period, written notice of the Balance Sheet Dispute (a "Balance Sheet Dispute Notice"), setting forth in reasonable detail the amounts included in the Closing Date Balance Sheet with which it disagrees. If a Seller does not deliver a Balance Sheet Dispute Notice prior to the end of the Balance Sheet Dispute Period, the Closing Date Balance Sheet shall be final and binding upon such Seller in the form in which it was delivered to such Seller.

                  (c) If any Seller has delivered to the Buyer a Balance Sheet Dispute Notice prior to the end of the Balance Sheet Dispute Period (such Sellers together hereinafter referred to as the "Balance Sheet Disputing Sellers"), the Balance Sheet Disputing Sellers and the Buyer shall attempt to resolve the Balance Sheet Dispute and agree in writing upon the final content of the Closing Date Balance Sheet within thirty (30) days following the latest delivery by the Balance Sheet Disputing Sellers of the Balance Sheet Dispute Notice to the Buyer. If the Balance Sheet Disputing Sellers and the Buyer are unable to resolve the Balance Sheet Dispute within such thirty (30) day period, then the Balance Sheet Disputing Sellers and the Buyer shall submit the Balance Sheet Dispute for resolution to a reputable international accounting firm on the appointment of which the Balance Sheet Disputing Seller and the Buyer shall mutually agree (the "Balance Sheet Arbitrating Accountant"). If the Balance Sheet Disputing Sellers and the Buyer should fail to agree on the nomination of the Balance Sheet Arbitrating Accountant within two weeks, the Balance Sheet Arbitrating Accountant shall be nominated by the President of the German Chamber for Certified Auditors for review and resolution of any and all matters that remain in dispute and that were properly included in the Balance Sheet Dispute Notice. In connection with the resolution of any Balance Sheet Dispute, the Balance Sheet Arbitrating Accountant shall have access to all documents and facilities necessary to perform its functions as arbitrator. The Balance Sheet Arbitrating Accountant's function shall be to resolve the matters in dispute in accordance with the terms and provisions of this Section 1.5 and to revise the Closing Date Balance Sheet (if required) in order to conform to its resolution of the Balance Sheet Dispute. In rendering its decision, the Balance Sheet Arbitrating Accountant shall, in its sole discretion, apportion its fees and expenses in connection with the Balance Sheet Dispute, based on its views as to the relative merits of the positions of each party in the Balance Sheet Dispute provided, however that the Balance Sheet Disputing Sellers shall advance half, and the Buyer shall advance the other half, of any retainer fee or deposit required by the Balance Sheet Arbitrating Accountant of its fees and expenses as forth set. All determinations of the Balance Sheet Arbitrating Accountant, including any revisions made to the Closing Date Balance Sheet and the Balance Sheet Arbitrating Accountant's apportionment of expenses as between the Balance Sheet Disputing Sellers and the Buyer, shall be final and binding on the Buyer and the Balance Sheet Disputing Sellers, and neither the Balance Sheet Disputing Sellers nor the Buyer shall have the right to appeal such determinations. For purposes of this Agreement, "Final Balance Sheet Determination" of the Closing Date Balance Sheet shall mean the final determination pursuant to this Section 1.5 and shall be qualified as an arbitrator's expert opinion (Schiedsgutachten) in the sense of the German Code of Civil Procedure (ZPO).

               (d) The Balance Sheet Disputing Sellers and the Buyer agree to cooperate fully and expeditiously with the Balance Sheet Arbitrating Accountant in order to facilitate the receipt of the final determinations of the Balance Sheet Arbitrating Accountant within sixty (60) days following submission of a Balance Sheet Dispute to the Balance Sheet Arbitrating Accountant.

               (e) The Purchase Price Adjustment shall be deducted from the Adjustment Security. In case the Adjustment Security exceeds the Purchase Price Adjustment, the Buyer shall pay the Seller, within two weeks after the Closing Date Balance Sheet has become final and as provided for in Sec. 1.3.(b), the difference in proportion of their respective participation in the Company. If the Purchase Price Adjustment exceeds the Adjustment Security, the Sellers shall pay the Buyer, within two weeks after the Closing Date Balance Sheet has become final and as provided for in Sec. 1.3.(b), the shortfall in proportion of the respective participation in the Company.

                                   ARTICLE II.
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

       Each Relevant Seller (as defined below in Sec. 2.28.) individually hereby represents and warrants by way of an independent guarantee (selbstandiges

Garantieversprechen, Sec. 311 (1) German Civil Code/BGB) and subject to any limitation contained in this Agreement, in particular, but not limited to, the time limitations, the de-minimis and the maximum amounts, that the following is true as of the date hereof:

         SECTION 2.1. Corporate Organization

         The Company is a limited liability company (GmbH) duly organized and validly existing under the laws of Germany and registered in the commercial register of Bochum under No. HRB 6586. The articles of incorporation (Satzung) of the Company, as resolved on July 13, 2001 and registered on March 13, 2002, are currently valid and in full force and effect and no further amendments thereto have since been resolved. Since the last entry dates shown on the extract from the commercial register of the Company, no entries have been made and there are no pending registration requests to the commercial register except the request to register Adalbert Brauneis as a managing director. Except as noted in the immediately preceding sentence and except as set forth in Section
2.1. of the Disclosure Schedule, there are no facts which have to be entered in the commercial register but have not yet been entered, in particular, no shareholders' resolutions have been passed which have to be entered in the commercial register but are not registered in the Commercial Register. Except as set forth in Section 2.1. of the Disclosure Schedule, there are no agreements relating to the organization and constitution of the Company and there are no obligations to enter into any new agreements, resolutions or arrangements relating to the organization or constitution of the Company to which the Buyer would be subject as a consequence of the acquisition of the Shares.

         SECTION 2.2. Capitalization; Title to the Shares

         The registered stated capital of the Company amounts to (Euro)686,000 (six hundred eighty-six thousand Euro). The Relevant Shares are owned by the Relevant Sellers as described in the recitals hereto. The Relevant Shares are fully paid and not repaid in whole or in part, neither openly nor concealed, are free and clear of any liens, claims, charges, security interests or other encumbrances or limitations (frei von Rechten Dritten aller Art und frei von Verau(beta)erungsbeschrankungen) and are non-assessable and no personal liability attaches to the ownership thereof. No contributions in kind have been made in respect of the Relevant Shares. The Shares represent all of the issued and outstanding shares of the Company, and, except as set forth in Section 2.2. of the Disclosure Schedule, there are no preemptive rights or other rights to subscribe for, purchase or otherwise acquire the Shares, or any outstanding obligations of the Company to repurchase, redeem or otherwise acquire the Shares. The Relevant Sellers' authority to dispose of the Relevant Shares is not subject to any limitations and / or any requirements of consent by any third party.

         SECTION 2.3. Subsidiaries and Equity Investments; Affiliates

                (a) There are no (i) corporations of which the Company owns, directly or indirectly, shares of capital stock having in the aggregate 50% or more of the total combined voting power of the issued and outstanding shares of capital stock entitled to vote generally in the election of directors of such corporation; (ii) corporations, partnerships, joint ventures or other entities in which the Company has, or pursuant to any agreement has the right to acquire at any time by any means, directly or indirectly, an equity interest or investment.

           (b) Section 2.3.(b) of the Disclosure Schedule sets forth (i) the name of each corporation, partnership, joint venture or other entity (Rechtstrager) engaged in the same line or lines of neuro-vascular interventions as the Company, of which the Relevant Active Sellers own (or have the right to acquire), directly or indirectly, (A) in the case of corporations or other entities with voting securities that are traded publicly (borsennotiert), shares of capital stock having in the aggregate 2% or more of the total combined voting power of the issued and outstanding shares of capital stock entitled to vote generally in the election of directors of such corporation or other entity; (B) in the case of corporations or other entities with voting securities that are not traded publicly, any shares of capital stock entitled to vote generally in the election of directors of such corporation or other entity and (C) in the case of partnerships or other entities without voting securities, any general partnership interest or a limited partnership interest entitling the Relevant Active Seller to profits or assets upon liquidation and (ii) in the case of each corporation described in clause (i) above, (A) the jurisdiction of incorporation, (B) the jurisdictions where such corporation is qualified to do business as a foreign corporation, (C) the principal place of business, (D) the capitalization thereof and the percentage of each class of capital voting stock owned by the Relevant Active Seller and (E) a brief description of the nature of the business; and (iii) in the case of each unincorporated entity described in clause (i) above, information substantially equivalent to that provided pursuant to clause (ii) above with regard to corporate entities.

           (c) Except as set forth in Section 2.3.(c) of the Disclosure Schedule, the Company is not a party to any "inter-company agreements" (Unternehmensvertrage) within the meaning of Section 291, et seq., of the German Stock Corporation Act (AktG).

     SECTION 2.4. Validity of Agreement; Authorization

     The Relevant Seller has the corporate or other power (if an entity) or legal capacity (if an individual) to enter into this Agreement and to carry out the Relevant Seller's obligations hereunder. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by the board of directors, if necessary, or other applicable governing body, of the Relevant Seller (if an entity), and no other corporate proceedings on the part of the Relevant Seller are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by the Relevant Seller and constitutes such Relevant Seller's valid and binding obligation enforceable against such Relevant Seller in accordance with its terms.

     SECTION 2.5. No Conflict or Violation

     The execution, delivery and performance by the Relevant Seller of this Agreement does not and will not: (i) violate or conflict with any provision of the articles of incorporation of the Company; (ii) to the Knowledge of the Relevant Seller, violate any provision of law, judgment, order or regulation of any court, arbitrator, or other governmental or regulatory authority applicable to the Company's business; (iii) to the Knowledge of the Relevant Seller, violate, result in a material breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty or premium to arise or accrue under any contract or, agreement to which any of the Relevant Seller or the Company is a party or by which the Company is bound. The parties hereto are aware that this Agreement must be notified to the German Federal Cartel Office (Bundeskartellamt) for review and possibly approval.

               SECTION 2.6.  Consents and Approvals

               Section 2.6. of the Disclosure Schedule sets forth a true and complete list of each consent, waiver, authorization or approval of any governmental or regulatory authority in Germany, or any other person, firm or corporation, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required of or to be made by the Company or the Relevant Seller in connection with the execution and delivery of this Agreement by any of them or the performance by any of them of their respective obligations hereunder. For the export into countries listed in Sec.
2.6. of the Disclosure Schedule, the Company uses third party distributors. Except as set forth in Sec. 2.6. of the Disclosure Schedule, the Relevant Seller has no positive knowledge (positive Kenntnis) that such third party distributors violate any governmental or regulatory rules in effect in these respective countries.

               SECTION 2.7.  Financial Statements

                    (a) The Sellers have heretofore furnished to the Buyer copies of (i) the audited balance sheet of the Company as of December 31, 2001, together with the related profit and loss statements of income and notes (Anhang); (ii) the unaudited balance sheet of the Company as of the fiscal years ended December 31, 1999 and December 31, 2000, together with the related profit and loss statements (the audited financial statements listed in clause (i) above being hereinafter referred to as the "2001 Financial Statements"). Except as set forth in Section 2.7.(a) of the Disclosure Schedule, the 2001 Financial Statements, including the notes thereto, were prepared in accordance with the generally accepted accounting principles in Germany applied on a consistent basis throughout the period covered thereby. The 2001 Financial Statements, including the notes thereto, address all known assets and all liabilities (both recognizable and contingent), from the perspective of the date the accounts were established. All then recognizable risks, depreciations in value and/or losses are accounted for with sufficient depreciation, value adjustments or provisions. The 2001 Financial Statements are complete (from the perspective of the date the accounts were established) and correct (from the perspective of such date) and correctly reflect the actual economic, financial and profit situation of the Company as of their respective dates (zum Bilanzstichtag) and for the respective periods of the 2001 Financial Statements. For the avoidance of doubt, any such details as have become recognizable after the points in time as described above (Bilanzstichtag und Datum der Bilanzerstellung) may not have been considered in the 2001 Financial Statements.

                    (b) Except as disclosed in Section 2.7.(b) of the Disclosure Schedule, to the Knowledge of the Relevant Seller, the Company has no assets, properties or liabilities other than assets and properties obtained and liabilities incurred in the ordinary course of business since the most recent date set forth in the balance sheet of the Company referred to in Section 2.7(a) of the Disclosure Schedule.

                    (c) Except as disclosed in Section 2.7.(c) of the Disclosure Schedule, the Company has no commitments to make any capital expenditures (Ausgaben zur Anschaffung von Anlagegutern) or to invest, advance or loan any monies to any clients or to make any similar commitments with respect to outstanding bids or proposals, except in the ordinary course of business.

                 SECTION 2.8.  Tax Matters

                     (a) Except as set forth in Schedule 2.8. of the Disclosure Schedule, the Company has:

                             (i)    paid when due (and if not yet due, has fully
and adequately provided for in the Financial Statements) all Taxes, levies, social security contributions and, duties imposed by any authority. The Company has not granted or been requested to grant any waiver or extension of any statute of limitations applicable to any claim for Taxes;

                             (ii)   filed all Tax returns and social security
contribution declarations for all periods through and including the date hereof as required by applicable statutes, law or regulations and paid all Taxes and social security contributions shown as due on the Tax returns or social security contribution declarations. To the Knowledge of the Relevant Seller, each Tax return or social security contribution declaration is true, accurate and complete;

                             (iii)  made the current adequate advance payments
for all relevant Taxes and/or made respective provisions (Ruckstellungen);

                             (iv)   duly withheld or collected all Taxes and
social security contributions the Company is required to withhold or collect;

                             (v)    met all prerequisites and requirements for
investment grants and subsidies.

                 (b) There are no pending appeals or other administrative or judicial proceedings with respect to any Tax or social security contribution imposed with respect to the activities of the Company of which the Company has been notified.

                 (c) The Company is not liable for the taxes of any other person, except for withholding taxes (Abzugssteuern) and wage tax (Lohnsteuer).

                 (d) "Tax" and "Taxation" shall mean any and all German state provincial, municipal, local and national taxes (Steuern), including without limitation, corporate income tax (Korperschaftsteuer), trade income tax (Gewerbesteuer), value added tax (Umsatzsteuer), wage tax (Lohnsteuer), solidarity surcharge (Solidaritatszuschlag), church tax (Kirchensteuer), dividend withholding tax (Kapitalertragsteuer), royalty withholding tax as well as duties (Abgaben), contributions (Beitrage), customs (Zolle), investment grants and subsidies additions to tax or additional amounts imposed by any authority with respect thereto, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions in each case in Germany, including social security contributions of any kind.

                 SECTION 2.9.  Absence of Undisclosed Liabilities

                    (a) Except as shown in the 2001 Financial Statements, the Company is not, directly or indirectly, liable upon or to (by discount repurchase agreements or otherwise) or obligated in any other way, to provide funds in respect of or to guarantee or assume, any debt, obligation or dividend of any person (Finanzverbindlichkeiten), except endorsements in the ordinary course of business in connection with the deposit of items for collection.

                    (b) Considering the explanations in Section 2.9. of the Disclosure Schedule, the Company is not indebted in excess of its assets or insolvent (uberschuldet oder zahlungsunfahig as defined by the German Insolvency Code/ Insolvenzordnung). No bankruptcy, composition or insolvency proceedings have been initiated against the Relevant Seller or against the Company.

               SECTION 2.10. Interests in Real Property

                    (a)  The Company does not own any real property.

                    (b) Section 2.10.(b) of the Disclosure Schedule sets forth a true and complete list of all real properties leased by the Company (the "Leased Property"), including a brief description of the operating facilities located thereon and the annual rental payable thereon, the length of the term, any option to renew with respect thereto and the notice and other provisions with respect to termination of rights to the use thereof. Except as set forth in
Section 2.10.(b) of the Disclosure Schedule, neither the Company nor the lessor thereunder is in material breach of any lease governing the Leased Property and there exists no material statutory violation on the part of the Company or any landlord with respect to the Leased Property.

                    (c) To the Knowledge of the Relevant Seller, there are no outstanding requirements or recommendations by any insurance company that has issued a policy covering the property, of the Company requiring of recommending any repairs or work to be done on such property.

                    (d) All public utilities required for the operation of the Leased Property either enter the Leased Property through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid public or private easements that will inure to the benefit of the Company. All of the public utilities mentioned above are installed and operating and all installation and connection charges are paid in full.

                    (e) Except as set forth in Section 2.10.(e) of the Disclosure Schedule, none of the Leased Property is subject to any sublease, license or other agreement granting to any person any right to the use, occupancy or enjoyment of such property or any portion thereof.

               SECTION 2.11. Personal Property

               Except as set forth in Section 2.11. of the Disclosure Schedule the Company owns outright and has good title, free and clear of all title defects and objections, security interests, liens, charges and encumbrances of any nature whatsoever to the Vehicles, Furniture, Fixtures and Equipment shown on Section 2.11. of the Disclosure Schedule as owned by it and to all the machinery, equipment, furniture, fixtures, inventory, receivables and other tangible or intangible personal property reflected on the balance sheets included in the 2001 Financial Statements and all such property acquired since the date thereof, except for sales and dispositions in the ordinary course of business since such date. Except as set forth in Section 2.11. of the Disclosure Schedule, the Company holds good leaseholds under valid and enforceable leases in all of the Vehicles, Furniture, Fixtures and Equipment shown on Section 2.11. of the Disclosure Schedule as leased by it, and none of such Vehicles, Furniture, Fixtures and Equipment leased by the Company is subject to any sublease, license or other agreement granting to any person any right to use such property (all such leases, subleases, licenses and other agreements are collectively referred to herein as "Vehicles, Furniture, Fixtures and Equipment Leases"). Except as disclosed in Section 2.11. of the Disclosure Schedule, the Company is not in breach of or default (and no event has occurred which, with due notice or lapse of time or both, may constitute such a lapse or default) of any provision of any of the Vehicles, Furniture, Fixtures and Equipment Leases. For the avoidance of doubt, this Section 2.11. does not apply to any Intellectual Property as defined in Sec. 2.12. below.

               SECTION 2.12. Intellectual Property.

                    (a) As used in this Agreement, "Intellectual Property" shall mean all intellectual and industrial property rights owned or used in the business of the Company, including, but not limited to: (i) inventions (whether or not patentable), discoveries, improvements, ideas, know-how; (ii) patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) copyrights, trademarks (Marken), utility design models (Gebrauchs- und Geschmacksmuster) and trade secrets; (iv) database rights; and (v) Internet Web sites, Web pages, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of the Company's Web sites.

                    (b) Section 2.12.(b) of the Disclosure Schedule sets forth a complete and current list of Intellectual Property which has been registered in favor of the Company, as well as all applications pertaining thereto and filed by the Company (the "Listed Intellectual Property"). Except as set forth in Section 2.12.(b) of the Disclosure Schedule, the Company is the sole and unrestricted owner of the Listed Intellectual Property and is not restricted in its sole and exclusive use and all Listed Intellectual Property owned by the Company is owned free and clear of security interests, liens, encumbrances or claims of any nature. Except as set forth in Section 2.12.(b) of the Disclosure Schedule, to the Knowledge of the Relevant Seller, the Listed Intellectual Property is not being infringed by third parties. Except as set forth in Section 2.12.(b) of the Disclosure Schedule, to the Knowledge of the Relevant Seller, the Company has not violated and the Intellectual Property does not infringe the intellectual property rights of third parties. All Listed Intellectual Property is valid (formgultig), subsisting, unexpired, in proper form and enforceable an all renewal fees and other maintenance fees have been paid. Except as listed in
Section 2.12.(b) of the Disclosure Schedule, no Listed Intellectual Property is the subject of any notified proceeding before any governmental, registration or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of registration.

                    (c) Section 2.12.(c) of the Disclosure Schedule sets forth a complete list of all agreements relating to the Intellectual Property or to the right of the Company to use the proprietary rights of any third party. Except as set forth in Section 2.12.(c) of the Disclosure Schedule, the Company is not under any obligation to pay royalties or other payments in connection with any agreement, nor is the Company restricted from assigning its rights respecting Intellectual Property. Execution and performance of this Agreement does not result in any third party's right to terminate any agreement relating to Intellectual Property between such party and the Company. Except as set forth in Schedule 2.12(c) of the Disclosure Schedule, the Company has not granted any license for or any right to use any Listed Intellectual Property to any third party and is not under any obligation to grant such license or right.

                    (d) No present or former employee, officer or director of the Company, or agent or outside contractor of the Company, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property.

                    (e) Except as set forth in Section 2.12.(e) of the Disclosure Schedule, the Company owns or has the right to use and disclose, without the consent of any third party, all computer software, software systems and databases and all other information systems used in the business of the Company.

                    (f) The Company has taken commercially reasonable steps to protect its trade secrets and other confidential information.

               SECTION 2.13. Licenses, Permits and Governmental Approvals

                    (a) Section 2.13.(a) of the Disclosure Schedule sets forth a true and complete list of all authorizations (Genehmigungen), approvals or other permits issued or granted to the Company by any governmental authority (each a "License" and, collectively, the "Licenses"), and all pending applications therefor. Such list contains a summary description of each such item and, where applicable, specifies the date issued, granted or applied for, the expiration date and the current status thereof. Each License has been issued to, and duly obtained and fully paid for by, the holder thereof and is, to the Knowledge of the Relevant Seller, valid, in full force and effect, and not subject to any pending or threatened administrative or judicial proceeding to suspend, revoke, cancel or declare such License invalid in any respect.

                    (b) To the Knowledge of the Relevant Seller, the Company has all Licenses required, and such Licenses are sufficient and adequate in all respects, to permit the continued lawful conduct of the Company's business in the manner now conducted and the occupancy and operation of its real property for their present uses. To the Knowledge of the Relevant Seller, the Company is not in violation of any of the Licenses. The Licenses have never been suspended, revoked or otherwise terminated, subject to any fine or penalty, or, to the Knowledge of the Relevant Seller, subject to judicial or administrative review, for any reason other than the renewal or expiration thereof, nor has any application of the Company for any License ever been denied. The Company's operations are not being conducted in a manner that violates in any material respect any of the terms or conditions under which any License was granted. Except as disclosed in Section 2.13.(b) of the Disclosure Schedule, to the Knowledge of the Relevant Seller, no License will in any way be adversely affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

               SECTION 2.14. Compliance with Law

                    (a) Except as set forth in Section 2.14.(a) of the Disclosure Schedule, neither the Relevant Seller nor the Company have received notice of any violation of applicable laws, regulations, orders or other legal requirement of the Company, or, to the Knowledge of the Relevant Seller, the Company is in default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, domestic or in Switzerland or the EU countries, or, to the Knowledge of the Relevant Sellers, in any other jurisdiction, applicable to the Company or any of its assets, properties or operations. The Relevant Seller has no positive Knowledge of any proposed change in any such laws, rules or regulations (other than laws of general applicability) that would adversely affect the transactions contemplated by this Agreement or all or a substantial part of the assets or the businesses of the Company, taken as a whole. The Relevant Seller has no positive Knowledge that the Company has sold or caused the sale of any of the Company's products into any market for which the Company did not have all legal, regulatory and other approvals required in connection with such sale.

                    (b) To the Knowledge of the Relevant Seller, the Company manufactures and distributes, and since April 2000 has manufactured and has distributed, its products in all material respects in accordance with all applicable rules and regulations of the European Union, and the Company's quality control procedures in effect at the time of manufacture comply with the requirements of the International Standards Organization set forth in ISO 9001/EN 46001 and the Medical Devices Directive (MDD) of the European Union.

               SECTION 2.15. Litigation

               Except as set forth in Section 2.15. of the Disclosure Schedule, the Company is not involved as plaintiff or defendant or as a joined party in any litigation, including arbitration proceedings or administrative proceedings in dispute ("Legal Proceedings"). Except as set forth in Section 2.15. of the Disclosure Schedule, no other Legal Proceedings were threatened (angedroht).
Section 2.15. of the Disclosure Schedule sets forth a list and a summary description of all such pending or known announced Legal Proceedings. Neither the Relevant Seller nor the Company nor any of their or the Company's assets or properties is subject to any order, writ, judgment, award, injunction or decree of any court, governmental or regulatory authority or arbitrator, that materially affects the Relevant Shares or the Company's assets, properties, operations, net income or financial condition or which would interfere with the transactions contemplated by this Agreement.

               SECTION 2.16. Contracts

               To the Knowledge of the Relevant Seller, Section 2.16. of the Disclosure Schedule sets forth (subject to the Euro amount limitations of clauses (a) and (i) below) a true and complete list and a summary description showing the expiration dates of the following contracts to which the Company is a party and the parties of which have not yet fully performed their obligations:

               (a) contracts relating to the purchase or sale of business assets (Wirtschaftsguter des Anlagevermogens), contracts the signing of which calls for payments greater than (euro)10,000 (ten thousand Euro) by the Company;

               (b)  loan agreements;

               (c) documents granting any power of attorney with respect to the affairs of the Company, excluding powers of tax consultant and powers of attorney to lawyers for litigation purposes;

               (d) contracts or commitments limiting or restraining the Company from engaging or competing in any lines of business or with any person, firm, or corporation and contracts providing for exclusive supply or delivery;

               (e) partnership -, joint venture -, cooperation - or research and development agreements;

               (f) distribution agreements (Vertragshandlervertrage) and sales agency agreements (Handelsvertretervertrage) relating to third party sale of the Company's products;

               (g)  contracts containing non-compete provisions for the Company;

               (h) contracts containing a provision to change or terminate such contract in case the Company's ownership structure is being modified;

               (i)  all other contracts containing a liability of more than
     (euro) 10,000 (ten thousand Euro) for the Company; and

               (j) all amendments, modifications, extensions or renewals of any of the foregoing (the foregoing contracts, agreements and documents are hereinafter referred to collectively as the "Commitments" and individually as a "Commitment").

          Except as set forth in Section 2.16. of the Disclosure Schedule, to the Knowledge of the Relevant Seller, the Company has performed all obligations, including, but not limited to, the timely making of any rental or other payments, required to be performed by it under, and is not in default or breach of in respect of, any Commitment, and, to the Knowledge of the Relevant Seller, no event has occurred which, with due notice or lapse of time or both, would constitute such a default. To the Knowledge of the Relevant Seller, no other party to any Commitment is in material default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a material default. Except as specifically set forth in Section 2.16. to the Disclosure Schedule, execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not result in the right of any party to prematurely terminate or modify any Commitment.

          SECTION 2.17. Accounts Receivable

          All accounts receivable payable to the Company are (or will be) current and collectible in amounts not less than 50% of the aggregate amount thereof (net of reserves established in accordance with generally accepted accounting principles applied consistently with prior practice) carried (or to be carried) on the books of the Company, and are not subject to any counterclaims or set-offs. Except as set forth in Section 2.17. of the Disclosure Schedule, none of such accounts receivable is past due more than 90 days.

          SECTION 2.18. Inventories

          Section 2.18. of the Disclosure Schedule lists all inventories (Vorratsvermogen) of the Company as of August 29, 2002. The inventories of the Company acquired by the Company after the date of the 2001 Financial Statements and before the Closing Date, are carried at not in excess of the lower of cost or market value determined in accordance with generally accepted accounting principles, and do not include any inventory which is Obsolete Inventory or inventory not usable or saleable in the lawful and ordinary course of business of the Company as heretofore conducted, in each case net of reserves provided therefor on such balance sheet. As used herein, "Obsolete Inventory" is inventory which is not usable or saleable, because of legal restrictions, failure to meet specifications imposed by any Commitment, loss of market, damage, physical deterioration or for any other cause (which such Obsolete Inventory shall include all inventory allocable to the Company's EDC I product). Except as listed in Section 2.18. of the Disclosure Schedule, all inventory is owned by the Company free and clear of all liens and encumbrances.

          SECTION 2.19. Employee Plans

               (a) Section 2.19.(a) of the Disclosure Schedule sets forth a true and complete list of all bonus, incentive, and other similar fringe or employee benefit arrangements, whether written or oral, in each of the foregoing cases which cover, are maintained for the benefit of, or relate to any or all current employees of the Company.

               (b) Section 2.19.(b) of the Disclosure Schedule contains a true and complete list showing the names of all employees who during the last fiscal year received, or in the current fiscal year are expected to receive, compensation (including commissions and bonuses) in excess of (euro)20,000, together with a statement as to the full amount paid to each such employee for services rendered during the last fiscal year. Section 2.19.(b) of the Disclosure Schedule contains a true and complete list of the full amount paid or payable to each unit manager [Abteilungsleiter] and the five most highly paid employees at each location where the Company does business and, as a group, to all other employees at each such location for services rendered during the last and current fiscal year, including the current aggregate base wage and salary rate for each such category, and the aggregate cost of all fringe benefits granted during the last fiscal year. The Company has not agreed to increase the compensation payable to any employee individually listed on Section 2.19.(b) of the Disclosure Schedule in fiscal year 2003 by more than two and one-half (2.5%) percent.

          SECTION 2.20. Customers, Suppliers and Competitors

          Section 2.20. of the Disclosure Schedule sets forth a complete and correct list of (a) all clients of the Company with whom the Company has or had an agreement or contract during the fiscal year ended December 31, 2001 and from such date to the date hereof; and (b) the ten largest suppliers by Euro volume of the Company. Except as disclosed in Section 2.20. of the Disclosure Schedule, since January 1, 2001, the Company has, to the Knowledge of the Relevant Seller, not at any time delivered to, or received from, any customer or supplier any formal notice or written allegation of a default or breach with respect to any agreement or contract and, to the Knowledge of the Relevant Seller, none of such customers or suppliers has, or, to the Knowledge of the Sellers, intends to terminate or not exercise any option to renew or otherwise change significantly its relationship with the Company. Except as set forth in Section 2.20. of the Disclosure Schedule, to the Knowledge of the Relevant Seller, the Company has not granted any credit, rebate, trade-in, free return or other sales terms to customers or others which substantially differ from terms granted in the ordinary course of business.

          SECTION 2.21. Insurance

               (a) Section 2.21.(a) of the Disclosure Schedule sets forth a true and complete list of all policies of liability and casualty insurance, property insurance, auto insurance, business interruption insurance, tenant's insurance, life insurance, disability insurance, excess or umbrella insurance and any other type of insurance insuring the properties, assets, employees and/or operations of the Company (collectively, the "Policies"). All premiums payable under all such Policies have been paid timely.

               (b) To the Knowledge of the Relevant Seller, the Company is not in default under any provisions of the Policies, and there is no claim by the Company or any other person, corporation or firm pending under any of the Policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Policies. Except as set forth in Section 2.21.(b) of the Disclosure Schedule, the Company has not received any written notice from or on behalf of any insurance carrier or other issuer issuing such Policies that insurance rates or other annual premium or fee in effect as of the date hereof will hereafter be substantially increased (except to the extent that insurance rates or other fees may be increased for all similarly situated risks), that there will be a non-renewal, cancellation or increase in a deductible (or an increase in premiums in order to maintain an existing deductible) of any of the Policies in effect as of the date hereof, or that alteration of any equipment or any improvements to real estate occupied by or leased to or by the Company, purchase of additional equipment, or modification of any of the methods of doing business of the Company, will be required or suggested after the date hereof. To the Knowledge of the Relevant Seller, the Policies maintained by the Company are adequate in accordance with industry standards, the requirements of any applicable leases and are in at least the minimum amounts required by, and are otherwise sufficient for purposes of, any currently applicable law, rule, or regulation of any federal, state or local government, agency or authority, including, without limitation, environmental regulations. To the Knowledge of the Relevant Seller, all Policies are of at least like character and amount as are carried by like businesses similarly situated. All Policies are held by the Company or shall be transferred to it on or before the Closing Date.

          SECTION 2.22. Transactions with Directors, Officers and Affiliates

          For the purposes of this Agreement, "Affiliate" shall mean any director, officer, employee, stockholder or any other related person or entity within the meaning of Sec. 37 German Antitrust Act (Beteiligter an einem Zusammenschluss im Sinne von (S)37 GWB). Except as disclosed in Section 2.22.
of the Disclosure Schedule, since January 1, 2001, there have been no transactions between the Company and any Affiliate of the Company, including, without limitation, loans, guarantees or pledges to, by or for the Company from, to, by or for any of such persons. Since January 1, 2001, none of the officers, directors or employees of the Company, or any spouse or relative of any of such persons, has been a director or officer of, or has had any direct or indirect interest in, any firm, corporation, association or business enterprise which during such period has been a supplier, customer or sales agent of the Company or has competed with or been engaged in any business of the kind being conducted by the Company. Neither the Sellers nor any of their Affiliates (other than the Company) owns or has any rights in or to any of the assets, properties or rights used by the Company in the ordinary course of its business.

          SECTION 2.23. Propriety of Past Payments

          Except as set forth in Sect. 2.23. of the Disclosure Schedule, no finder's fee or other payment has been, or will be, made by or on behalf of the Company in respect of, or in connection with, any Commitment to any person, firm, corporation or other entity which is not a party to such Commitment. No funds or assets of the Company have been used by or on behalf of the Company for illegal purposes; no unrecorded funds or assets of the Company have been established for any purpose. No payment has been made by or on behalf of the Company with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and the Company has not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign.

          SECTION 2.24. Environmental Matters

          To the Knowledge of the Sellers, the properties and facilities owned, used or operated by the Company are not polluted or contaminated in a manner that would violate any applicable environmental law to a material extent or would cause a risk of any kind to the Company's employees or visitors.

          SECTION 2.25. Labor Matters

               (a) Except as set forth in Section 2.25.(a) of the Disclosure Schedule, the Company is not a party to: (i) any outstanding employment, consulting or management agreements or contracts with officers or employees that are not terminable at will (subject to the restrictions set out in the law), or that provide for the payment of any bonus or commission; (ii) any collective bargaining agreement (Tarifvertrag) or other labor union contract (Betriebsvereinbarung) applicable to persons employed by the Company. A works council (Betriebsrat) does not exist in the Company.

               (b) Except as set forth in Section 2.25.(b) of the Disclosure Schedule, there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Knowledge of the Relevant Seller, threatened against or affecting the

Company, and the Company has not at any time experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of the Company.

               (c) The Company does not retain persons which may be classified improperly as independent contractors (Scheinselbstandige). All foreign nationals employed with the Company hold valid work permits, if necessary.

          SECTION 2.26. Products Liability

               (a) There is no notice, demand, claim made, action, suit, inquiry, hearing, notice of proceeding, notice of violation or notice of investigation of a civil, criminal or administrative nature before any court or governmental or other regulatory or administrative agency, commission or authority against or involving any product, substance or material (collectively, a "Product"), or class of claims or lawsuits involving the same or similar Product produced, distributed or sold by or on behalf of the Company which is pending or threatened, resulting from an alleged defect in design, manufacture, materials or workmanship of any Product produced, distributed or sold by or on behalf of the Company, or any alleged failure to warn, or from any breach of implied warranties or representations, and

               (b) the Relevant Seller has no positive Knowledge of any Occurrence (as defined below).

               (c) For purposes of this Section 2.26., the term "Occurrence" shall mean any accident, happening or event which was caused or allegedly caused by any alleged hazard or alleged defect in manufacture, design, materials or workmanship including, without limitation, any alleged failure to warn or any breach of express or implied warranties or representations with respect to, or any such accident, happening or event otherwise involving, a Product (including any parts or components) manufactured, produced, distributed or sold by or on behalf of the Company which is likely to result in a claim or loss.

          SECTION 2.27. Dividends

          Except as set forth in Sec. 2.27. of the Disclosure Schedule, no Relevant Seller or any Affiliate of, or a person related (in the sense of Sec. 15 of the General Tax Code (Abgabenordnung) to such Relevant Seller has received from the Company any dividend, neither openly nor concealed.

          SECTION 2.28. Scope of the Guarantees

          The representations and warranties contained in this Article II shall be subject to the following:

               (a) each of the Sellers (each, a "Relevant Seller" and collectively, the "Relevant Sellers") makes the representations and warranties contained in this Article II only in respect of the Shares he/it is selling under this Agreement (the "Relevant Shares"), and in respect of his /its personal conditions and circumstances:

               (b) the Sellers shall be severally, but not jointly liable for all representations and warranties contained in this Article II, in particular, if and to the extent two or more Relevant Sellers are liable to pay compensation for non-performance each Relevant Seller shall be liable in proportion to his/its participation in the Company. However, the Sellers Prof. Gronemeyer and dg micromedicine GmbH shall, among each other, be jointly and severally liable for all such representations and warranties in respect of the Relevant Shares; and

               (c) with regard to the representations and warranties given in this Article II, the Financial Sellers shall only be subject to the guarantees contained in Section 2.2, Sentences 2 and 3, and Section 2.4.

          SECTION 2.29. Knowledge

               (a) To the extent the representations and warranties given in this Article II are based upon the knowledge of the Relevant Sellers, "Knowledge" shall mean:

                    (i) in the case of an individual Relevant Seller, the knowledge of such individual Relevant Seller;

                    (ii) in the case of an incorporated Relevant Seller, the knowledge of the Managing Director of such incorporated Relevant Seller, and

                    (iii) the knowledge of any consultant appointed by the Relevant Seller in relation to this Transaction and the knowledge of Herr Dr. Hermann Monstadt, Herr Karl-Heinz Galla, Frau Dr. Petra Drepper, Herr Achim Flesser, Herr Dirk Heidemann, Herr Michael Brauneis and Herr Dr. Christian Thiel;.

               (b) Additionally, a Relevant Seller shall be considered to have knowledge of anything, which the respective Relevant Seller should have known had he inquired for it with the due diligence of a prudent businessman (mit der Sorgfalt eines ordentlichen Geschaftsmannes).

               (c) For the avoidance of doubt it is agreed that if not expressly stipulated otherwise herein no Relevant Seller shall be responsible for the knowledge of any other Relevant Seller or of a consultant not appointed by the Relevant Seller.

          SECTION 2.30. No other Guarantees, Representations or Warranties

          Except for the representations and warranties contained in this
Article II., the Sellers make no other express or implied guarantee, representation or warranty to the Buyer. The parties agree that the representations and warranties set forth above are only designated for the specific remedies set forth in the following Section 2.31., and that these representations and warranties shall not serve to provide the Buyer with any other claims than those set forth in this Agreement, except in the event of fraud (Arglist). The representations and warranties set out in this Article II. shall be deemed to be independent guarantees (selbstandige Garantieversprechen, Sec. 311 para. 1 German Civil Code/BGB), and shall under no circumstances be construed as representations of the Sellers with respect to the quality of the purchase object within the meaning of Sec. 443 German Civil Code/BGB (Garantie fur die Beschaffenheit der Sache). Therefore, the application of Sec. 444 German Civil Code/BGB is hereby unanimously waived and excluded by the parties. Should any court or arbitral tribunal determine that the representations and warranties of the Sellers pursuant to this Article II hereof are considered to be or to be treated as if they were guarantees within the meaning of Sec. 443 German Civil Code/BGB, and should, as a result thereof, any of the limitations provided in this Article II hereof be invalid or unenforceable, the parties herewith acknowledge and agree that the representations and warranties of the Sellers shall constitute agreements between the parties regarding characteristics (Beschaffenheitsvereinbarung) of the Company, their respective business, and the shares to be sold pursuant to Sec. 434 German Civil Code/BGB. In particular, no representation or warranty for the value, the past, present or future profitability of the Company is given.

         SECTION 2.31. Damages

         If any of the representations and warranties of the Sellers contained in this Article II is not true and / or not complete (an "Event of Sellers' Breach"), the Buyer shall have the right to demand that the Relevant Seller brings about the situation that would exist if such representation or warranty were true and / or complete (Naturalrestitution) within one month after the receipt of a respective request in writing of the Buyer. If (i) the Relevant Seller does not bring about; or (ii) the bringing about of the situation that would exist if such representation or warranty were true and / or complete is impossible or would require interference with the business of the Company, the Relevant Seller shall be liable to the Buyer, or, at the discretion of the Buyer, to the Company, for damages for non-performance (Schadenersatz wegen Nichterfullung). For purposes of determining the liability of the Relevant Seller for damages, only the actual losses incurred by the Company or the Buyer shall be taken into account and not any potential reduction in value of the Company. Claims for consequential damages (Mangelfolgeschaden) and lost profits (entgangener Gewinn) are therefore hereby expressly waived and excluded.

         SECTION 2.32. Limitation of Losses/Remedy

         Any obligation of the Sellers pursuant to this Article II shall exist only to the extent (i) the Buyer informed the respective Seller/Sellers making the respective representation and warranty without undue delay about the alleged violation of the respective representation and warranty; (ii) the Buyer shall be obligated to mitigate any damages of which it becomes aware in connection with this Agreement; and (iii) the Buyer granted the respective Seller/Sellers the opportunity to remedy the claimed violation of the guarantee within an appropriate period of at least 90 days.

         SECTION 2.33. Other Limitations

              (a)   The Sellers shall not be liable, if and to the extent:

                    (i) the matter to which the claim relates has been taken into account in the 2001 Financial Statements of the Company by way of an accrual

     (Ruckstellung), depreciation (Abschreibung), exceptional depreciation (au(beta)erplanma(beta)ige Abschreibung), or depreciation to reflect lower market values (Abschreibung auf den niedrigeren beizulegenden Wert) or has been taken into account in the calculation of the Purchase Price Adjustment in accordance with Section 1.5;

                    (ii) the amount of the claim is recovered or could have been recovered, by reasonable means, from a third party or under an insurance policy already in place with the Company;

                    (iii) the matter to which the claim relates, was known as of the date hereof by the Buyer and/or its officers, directors, employees, representatives or advisers as of the date hereof; or should have been known by the Buyer and / or the aforementioned had they inquired with the due diligence of a prudent businessman, accountant or lawyer, as the case may be, taking into account that the Buyer and its officers, directors, employees, representatives or advisers, prior to entering into this Agreement, had the opportunity to thoroughly review the condition of the Company, in particular under commercial, technical (including Intellectual Property), organizational, financial and legal aspects and, in relation hereto, to participate in management presentations, to hold discussions with the management of the Company; with the exception of the representations and warranties contained in Section 2.27. hereof, and

                    (iv) the claim results from or is increased by passing of, or any change in, after the date hereof, any law, including, without limitation, any increase in the rates of taxes or any imposition of taxes or any withdrawal or relieve from taxes not actually (or prospectively) in effect at the date hereof.

              (b)   Except for the representations and warranties contained in
Section 2.27. hereof, the Buyer shall be deemed to have knowledge of:

                    (i)   all matters stated in the Disclosure Schedule;

                    (ii) the answers to information requests and/or questions of the Buyer and/or its officers, directors, employees, representatives or advisers; and

                    (iii) the contents of all documents disclosed in the data room, which are described in Schedule II.

              (c) When calculating the amount of the liability of the Sellers under this Agreement all advantages or benefits received by the Buyer and/or the Company in connection with a relevant matter shall be taken into account (Vorteilsausgleich); this shall also apply to deductions in case of replacement of old items by new items.

         SECTION 2.34. De-Minimis/Caps

              (a) Claims arising out of and in connection with this Agreement and its implementation, in particular claims for breach of representations and warranties shall be excluded unless the total amount of all claims exceeds
(Euro)100,000 (one hundred thousand Euro). In the event the aggregate amount of the claims exceeds (Euro)100,000 (one hundred thousand Euro), the Buyer may only claim the amount exceeding (Euro)100,000 (one hundred thousand Euro). The liability of any Relevant Seller for all claims arising out of and in connection with this Agreement and its implementation, in particular claims for breach of representations and warranties, is limited to a total amount of 20 % of the Initial Cash Purchase Price which shall be allocated to the Sellers and limited according to their respective participation in the Company as follows:

--------------------------------------------------------------------------------
Seller                            Participation in the      Respective Minimum
                                  Company

--------------------------------------------------------------------------------
3i Group Investments LP                            13.56%        (Euro)13,560.00

--------------------------------------------------------------------------------
Nordrhein-Westfalen Fonds GmbH                     13.56%        (Euro)13,560.00

--------------------------------------------------------------------------------
Augusta Kranken Anstalt                             2.92%         (Euro)2,920.00
gemeinnutzige Gesellschaft mbH

--------------------------------------------------------------------------------
Prof. Dr. Dietrich Gronemeyer                      37.17%        (Euro)37,170.00

--------------------------------------------------------------------------------
Dr. Hermann Monstadt                                7.28%         (Euro)7,280.00

--------------------------------------------------------------------------------
Dr. Hans Henkes                                    11.66%        (Euro)11,660.00

--------------------------------------------------------------------------------
dg micromedicine GmbH                              13.85%        (Euro)13,850.00

--------------------------------------------------------------------------------
Total                                             100.00%       (Euro)100,000.00

--------------------------------------------------------------------------------

                   (b) The de minimis/caps shall not apply to claims arising out of a Sellers' Breach of the representations and warranties contained in Sec.
2.1. (corporate organization), Sec. 2.2. (capitalization/title) and Sec. 2.4. (validity), hereinafter referred to as "Defects of Title") (Rechtsmangel). However, the liability of each Relevant Seller shall be limited to his/its respective entitlement to the Initial Purchase Price, except for the event of fraud (Arglist).

             SECTION 2.35. Limitation Period

             Claims arising out of and in connection with this Agreement and its implementation, in particular claims for breach of representations and warranties shall become time-barred (verjahrt) on June 30, 2004. However, (i) claims for a breach of representations and warranties relating to Defects of Title shall become time-barred 5 years after the date hereof; and (ii) claims for a breach of representations and warranties relating to tax matters shall become time-barred six months after the relevant tax assessment has become final and non-appealable.

             SECTION 2.36. Negotiations/Litigation

                   (a) As soon as the Buyer obtains knowledge of any claim by a third party, including without limitation, any governmental authority, or if the Buyer and/or the Company is subjected to any audit or examination by any governmental authority, including any tax or environmental authorities, which could give rise to a liability of a Seller, the Buyer shall ensure that the Sellers shall be provided with all materials, information and assistance relevant in relation to the relevant claim, be given reasonable opportunity to comment or discuss with the Buyer any measures which the Sellers propose to take or omit to take in connection with the respective claim, and in particular the Sellers shall be given an opportunity to comment on, participate in, and review any reports and all relevant tax and social security audits or other measures and receive without undue delay copies of all relevant orders of any governmental authority. No admission of liability shall be made by or on behalf of the Buyer and/or the Company with respect to and the respective claim shall not be compromised, disposed of, or settled, without the prior written consent of the Sellers. Further, the Sellers shall be entitled at their discretion and, at their sole cost, to take such action, or cause the Buyer and/or the Company to take such action as they shall deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise, or contest the respective claim in the name of and on behalf of the Company and the Buyer will cause the Company to give, subject to being paid all reasonable out of pocket costs and expenses, all such information and assistance, as described above, for the purpose of avoiding, disputing, denying, defending, resisting, appealing, compromising or contesting any respective claim as the Sellers may reasonably request. The Sellers agree to use all such information confidentially and only for such purpose.

                   (b) If and to the extent of an Event of Sellers' Breach all costs and expenses reasonably incurred by the Relevant Seller in defending the claim resulting from such Event of Sellers' Breach shall be borne by such Relevant Sellers; if and to the extent an Event of Sellers' Breach did not exist, all costs and expenses reasonably incurred by the Relevant Seller, if any, shall be borne by the Buyer, unless the Buyer has not given reason to the Relevant Seller to defend any such claim.

             SECTION 2.37. Waiver/Exclusion.

             Except in the event of fraud (Arglist) or as expressly stated in this Article II, the Buyer hereby waives any and all further claims against the Sellers, including, without limitation, the right (i) to claim subsequent fulfillment (Nacherfullung), including, without limitation, pursuant to Sec. 437(1) German Civil Code (BGB) in connection with Sec. 439 BGB, (ii) to withdraw from this Agreement (Rucktritt), including, without limitation, pursuant to Sec. 437(2) BGB in connection with Sec. 440, 323 and 326(5) BGB, (iii) to reduce the purchase price (Minderung), including, without limitation, pursuant to Sec. 437(2) BGB in connection with Sec. 441 BGB (iv) to claim any damages and/or compensation for useless expenses (vergebliche Aufwendungen), including, without limitation, pursuant to Sec. 437(3) BGB in connection with Sec. 440, 280, 283, 311(a) or 284 BGB, (v) to claim any other damages, including, without limitation, pursuant to Sec. 280 et seq. BGB or (vi) to claim any remedies pursuant to Sec. 313 BGB (Storung der Geschaftsgrundlage).

                                  ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

                   The Buyer hereby represents and warrants by way of an independent guarantee (selbstandiges Garantieversprechen, Sec. 311 (1) German Civil Code/BGB) and subject to any limitation contained in this Agreement, that the following is true as of the date of signing of this Agreement and of the Closing Date:

                   SECTION 3.1. Corporate Organization.

The Buyer is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted.

                   SECTION 3.2. Validity of Agreement.

                   The Buyer has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of the Buyer's obligations hereunder have been duly authorized by the board of directors of the Buyer, and no other corporate proceedings on the part of the Buyer are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by the Buyer and constitutes the valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms.

                   SECTION 3.3. No Conflict or Violation; No Defaults.

                   The execution, delivery and performance by the Buyer of this Agreement does not and will not violate or conflict with any provision of its Certificate of Incorporation or By-laws and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Buyer is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of its properties or assets where such violations, breaches or defaults in the aggregate would have a material adverse effect on the transactions contemplated hereby or on the assets, properties, business, operations, net income or financial condition of the Buyer.

                                   ARTICLE IV.
                                    COVENANTS

                   SECTION 4.1. Certain Changes and Conduct of Business

                     (a) From and after the date of this Agreement and until the Closing Date, the Company shall conduct its business solely in the ordinary course of business consistent with past practices. Without the prior written consent of the Buyer, the Sellers will not, except as required or permitted pursuant to the terms hereof, permit the Company to:

                   (i) increase the salary or other compensation payable or to become payable by the Company to any of its officers, directors, or employees, or to declare, pay or commit to pay any kind of additional salary or compensation to any such person exceeding $5,000 or alter any existing agreement or arrangement with any of the Company's officers, directors or employees;

                   (ii) accrue or arrange, whether direct or indirect, for, or payment of, bonuses or special compensation of any kind, or any severance or termination pay, to any present or former officer, director, or employee of the Company;

                   (iii) make any material change in the business, assets (Anlagevermogen), properties (Grundstucke), operations (Geschaftsablaufe), prospects (Geschaftsplanungen), or condition, financial or otherwise (Finanzierungsstruktur und sonstige geschaftliche Verhaltnisse), of the Company;

                   (iv) destroy, damage or lose any material asset of the Company (whether or not covered by insurance);

                   (v) enter into any agreement, or amend, modify or terminate any contract, lease, license, promissory note (Schuldversprechen), commitment (Verpflichtung), indenture (Schuldverschreibung), mortgage, collective bargaining agreement, employee benefit plan, or any other agreement, instrument, indebtedness, or obligation to which the Company is a party, or by which it or any of its assets or properties are bound, except those agreements, amendments, modifications or terminations effected in the ordinary course of business consistent with past practices;

                   (vi) settle, waive or release any right, claim or litigation of the Company or cancel any debts or claims, except in the ordinary course of business;

                   (vii) declare or make, or agree to declare or make, any payment of dividends or distribution of any asset of any kind whatsoever in respect to the Company's capital stock;

                   (viii) pledge, or subject to a lien, charge, or other encumbrance, of any of the assets, properties, or rights (tangible or intangible) of the Company;

                   (ix)   incur capital expenditure exceeding (Euro)10,000;

                   (x) enter into new product development agreements with third parties or receive grants from third parties with respect to the development of new products; or

                   (xi) agree to do any of the things described in the preceding clauses (a)(i) through (a)(x).

              (b) From and after the date hereof and until the Closing Date, the Sellers shall cause the Company to use its best efforts to:

                     (i) maintain, in all material respects, its properties in accordance with present practices in a condition suitable for their current use; and

                     (ii) keep available the services of its present officers and employees.

          The Buyer's approval is deemed to be given if the Buyer has not responded within two weeks from the receipt of a respective request from the Company.

          SECTION 4.2. Access to Properties and Records.

          The Sellers shall afford, and shall cause the Company to afford, to the Buyer and the Buyer's accountants, counsel and representatives full access during normal business hours throughout the period prior to the Closing Date to all the Company's properties, books, contracts, Commitments and records and, during such period, shall furnish promptly to the Buyer all information concerning the Company's business, properties, liabilities and personnel as the Buyer may request, excepting, however, the disclosure of new technology or product developments currently not protected and inventions not yet requested for registration as patents or utility models, and provided that no investigation or receipt of information pursuant to this Section 4.2 shall affect any representation or warranty of the Sellers or the conditions to the obligations of the Buyer.

          SECTION 4.3. Negotiations.

          From and after the date hereof, neither the Sellers, the Company nor its officers, directors, employees, Affiliates, stockholders, representatives, agents, nor anyone acting on behalf of them shall (i) solicit, initiate, knowingly encourage (including by way of furnishing information) or knowingly take any other action to facilitate any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any debt or equity interest in, the Company or any merger, consolidation, business combination, sale of substantially all assets, sale, license or other transfer of any material assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving the Company or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay or materially dilute the benefits to the Buyer of this Agreement and the transactions contemplated hereby (collectively, the "Transaction Proposals") or agree to or endorse any Transaction Proposal or (ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, knowingly facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing, unless this Agreement is terminated pursuant to and in accordance with Article VI hereof. The Sellers shall promptly communicate to the Buyer any inquiries or communications concerning any such Transaction Proposal which they may receive or of which they may become aware.

          SECTION 4.4. Tax Matters

          The Sellers shall use their respective best efforts to cause the Company to file all tax returns and social security contribution declarations for all periods through and including the Closing Date as required by applicable statues, law or regulations and pay all taxes and social security contributions shown as due on the tax returns or social security contribution declarations.

          SECTION 4.5.  Insurance

          The Sellers shall use their respective best efforts to cause the Company to maintain the coverage under all Policies (as defined in Sec. 2.21.(a) above) in full force and effect through the Closing Date.

          SECTION 4.6.  Consents and Approvals.

          The Sellers and the Buyer shall use their best efforts to obtain, or cause the Company to obtain, all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement.

          SECTION 4.7.  Further Assurances.

          Upon the request of the Buyer and/or any of the Sellers at any time after the Closing Date, the Sellers and/or the Buyer forthwith (unverzuglich) execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the Buyer or its counsel may reasonably request in order to perfect title of the Buyer.

          SECTION 4.8.  Best Efforts.

          Upon the terms and subject to the conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

          SECTION 4.9.  Notice of Material Adverse Change.

          Through the Closing Date, each of the parties hereto shall promptly give to the other parties written notice (a "Notice of Material Adverse Change"), with particularity upon having knowledge of any matter that may constitute a material adverse change of the legal, commercial, financial or economical conditions of the Company.

          SECTION 4.10. IP-Relevant Agreements. - VOID

          SECTION 4.11. Confidential Information.

          Each party hereto shall not, directly or indirectly, disclose to any person or entity or use any information not in the public domain or generally known in the industry, in any form, whether acquired prior to or after the Closing Date, received from another party hereto relating to the business and operations of the Company, the Buyer, the Sellers, their respective subsidiaries or affiliates, including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company's products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the business of the Company, the Buyer, the Sellers or any of their respective subsidiaries or affiliates. However, the parties hereto and 3i Group plc, London are entitled to disclose information concerning this Agreement and/or the Company if required to do so by law, by the London Stock Exchange or by any other regulatory authority to which they are subject.

          SECTION 4.12. Non-Solicitation of Clients and Employees.

                (a) Except as set forth in Section 4.12. of the Disclosure Schedule, during a period of two years from the date hereof, the Sellers and their Affiliates shall not, directly or indirectly, for itself or on behalf of or in conjunction with any other person, partnership, corporation or other entity:

                     (i) directly or indirectly solicit, endeavor to entice away from the Company, or otherwise directly or indirectly interfere with the relationship of the Company with any person or entity who, to the knowledge of such Seller, is employed by or otherwise engaged to perform services for the Company; or

                     (ii) directly or indirectly solicit, endeavor to entice away from the Company, or otherwise directly or indirectly interfere with the relationship of the Company with any person or entity who, to the knowledge of such Seller is, or was within the then most recent 3 year period, a client or customer of the Company.

                (b)  The foregoing shall not apply:

                     (i) if and to the extent such employee has responded solely to a public advertisement and not to any direct solicitation by the Sellers; and

                     (ii) to Affiliates of the Sellers 3i Group Investments LP and Nordrhein-Westfalen Fonds GmbH, unless such Sellers or their Affiliates obtain knowledge of such solicitation as described in Subsection 4.12.(a) and are in the position to prevent it.

          SECTION 4.13. Non-Disparagement.

          The Sellers shall not at any time after the date hereof disparage the Buyer or the Company, or the technology, products or business of the Buyer or the Company, or any of their respective officers, directors or employees, or take any other action that could reasonably be expected to adversely affect the reputation, business or affairs of the Buyer or the Company or any of their respective officers, directors or employees. The obligations of the Sellers under this Section 4.13 shall not apply to disclosures required by applicable law, regulation or order of a court or governmental agency and any actions reasonably required to protect the interests of the Sellers. The above-mentioned obligations of the Sellers apply mutatis mutandis to the Buyer with respect to the Sellers.

          SECTION 4.14. Replacement of Sellers' Guarantees.

          On or before the Closing, the Buyer shall, conditioned upon the occurrence of the Closing, (i) have replaced all guarantees, letters of comfort or other instruments or securities given or joint liabilities assumed by the Sellers for the benefit of or securing or supporting any debt or performance owed by the Company as listed on Schedule I hereto (hereinafter referred to as "Sellers' Guaranties") with debt discharging effect (schuldbefreiende Wirkung) and by instruments satisfactory to the respective banks, other financial institutions or other creditors; and (ii) provide the Sellers with a written release from each such bank, other financial institution, or other creditor.

          SECTION 4.15. Financing Commitment

          On or before September 12, 2002, the Buyer shall provide the Sellers with a letter of commitment to provide financing, stating that the Buyer has received a commitment to financing on terms satisfactory to the Buyer in its sole discretion in an amount sufficient to finance the transactions contemplated by this Agreement (the "Financing Commitment").

          SECTION 4.16. Brochures and Advertisements

          The Sellers shall use their best efforts to prepare a true and complete list of all press releases, advertisements (whether print or media), sales brochures and marketing brochures designed, produced and/or distributed by or for the Company since December 31, 1999 and to deliver such list to the Buyer or its representatives together with true and complete originals or copies of all such press releases, advertisements, sales brochures and marketing brochures on or before the Closing Date.

          SECTION 4.17. Closing Certificate

          Immediately following the receipt of the Cash Purchase Price and the payment of the Warranty Security pursuant to Section 1.3.(c), both parties shall sign a certificate that all conditions precedent as contained in Article V hereof have been complied with.

                                   ARTICLE V.
                              CONDITIONS PRECEDENT

          The Share transfer shall become effective in rem upon the compliance with the following conditions precedent:

          SECTION 5.1. Payment of the Cash Purchase Price.

          The Cash Purchase Price shall have been paid to the Sellers as set forth in Sec. 1.3, the receipt of which the Sellers shall confirm to the Buyer in writing.

          SECTION 5.2. Consents and Approvals.

          Clearance from the German Federal Cartel Office (Bundeskartellamt) or expiration of the period defined in Sec. 40(1) of the German Antitrust Act
(GWB).

          SECTION 5.3. Replacement of the Sellers' Guarantees.

          Pursuant to Sec. 4.14., the Sellers' Guarantees shall have been replaced and the Buyer shall have provided the Sellers with a written release.

          SECTION 5.4. IP-Relevant Agreements. VOID

          SECTION 5.5. Payment of the Warranty Security

          Pursuant to Sec. 1.3(c), the Buyer shall have paid the Warranty Security.

          SECTION 5.6. Insurance Coverage for Seller Dr. Hermann Monstadt

                 (a) The Buyer shall have provided the following protection for the Seller Dr. Hermann Monstadt in his role as managing director of the
     Company:

                     (i) coverage under the Buyer's director's and officer's liability insurance;

                     (ii) establishment of an insurance bond in the United States in the maximum amount of $5,000,000 (five million dollars); and

                     (iii) indemnification by the Buyer for all corporate liabilities, patent litigation and judgments, including liabilities relating to EDC I and / or EDC II, if the protection provided pursuant to Subsection 5.6.(a)(i) and (ii) should not cover such liabilities.

                 (b) The Seller Hermann Monstadt hereby waives any and all rights he may have from the deeds of general release
     (Freistellungserklarungen) by the remaining shareholders of the Company, dated on or about July 11, 2001. This waiver shall become effective on the Closing Date.

          SECTION 5.7. Waiver

          The Sellers may waive the satisfaction of the conditions precedent stated in Sec. 5.1., 5.3., 5.5. and 5.6. hereof. A waiver made by some of the Sellers (the "Waiving Sellers") is valid in respect of all of the Sellers if the Waiving Sellers (i) hold, in the aggregate, not less than 95% of the existing shares in the Company; and (ii) exercise the waiver simultaneously. No waiver made by any single Seller shall be valid if such quorum is not met.

                                  ARTICLE VI.
                              EVENTS OF RESCISSION

          The parties hereto shall be under no obligation to consummate the transactions contemplated by this Agreement and may rescind the Agreement upon written notice to the other side, if any of the conditions precedent as contained in Article V hereof have not been satisfied or have not been waived by the parties by October 31, 2002, provided, however, that the non-satisfaction of such condition precedent shall not have constituted a breach of an obligation under this Agreement of the party exercising such rescission right.

          The parties may rescind this Agreement in its entirety pursuant to the conditions set forth in the Sections below; provided, however, that such rescission right is exercised before the Closing Date. A rescission made by some of the Sellers (the "Rescinding Sellers") is valid in respect of all of the Sellers if the Rescinding Sellers (i) hold, in the aggregate, not less than 95% of the existing shares in the Company; and (ii) exercise the rescission right(s) simultaneously. No rescission made by any single Seller shall be valid if such quorum is not met.

          SECTION 6.1. No Transfer of Title

          If any of the Sellers is, for whatever reason, (i) not in the position to legally transfer title to the Relevant Shares to the Buyer; or (ii) if such transfer is voided ((i) and (ii) a "Defective Transfer"), the Buyer shall have the right to rescind this Agreement in its entirety; provided, however, that the matter to which such Defective Transfer relates was not known to the Buyer as set forth in Sec. 2.33(a) (iii) and (b) of this Agreement on or before the date hereof.

          SECTION 6.2. No Financing Commitment

          If the Buyer shall not have provided to the Sellers a Financing Commitment on or before September 12, 2002, the Buyer and the Sellers shall have the right to rescind this Agreement in its entirety.

          SECTION 6.3. Material Adverse Change

          If a material adverse change of the legal, commercial, financial or economical conditions of the Company shall occur, the Buyer shall have the right to rescind this Agreement; provided, however, that the matter to which such material adverse change relates was not known to the Buyer as set forth in Sec. 2.33(a) (iii) and (b) of this Agreement on or before the date hereof.

                                  ARTICLE VII.
                            MISCELLANEOUS PROVISIONS

          SECTION 7.1. Publicity.

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

          On or prior to the Closing Date, the Parties shall not, nor shall they permit their respective Affiliates to, issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties. Notwithstanding the foregoing, in the event any such press release or announcement is required by law to be made by the party proposing to issue the same, such party shall use its best efforts to consult in good faith with the other party prior to the issuance of any such press release or announcement. Sec. 4.11 shall apply mutatis mutandis.

          SECTION 7.2. Successors and Assigns; No Third-Party Beneficiaries.

          This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that neither party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, the Buyer shall have the unrestricted right to assign this Agreement and/or delegate all or any part of its obligations hereunder to any Affiliate of the Buyer or to any lender in connection with any financing, but in such event the Buyer shall remain fully liable for the performance of all such obligations in the manner prescribed in this Agreement. Except as contemplated by Article VII, nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement. However, the Sellers 3i Group Investments LP and Nordrhein-Westfalen Fonds GmbH are entitled to transfer all rights arising under and in connection with this Agreement freely within the group of companies headed by 3i Group plc, London, and to any other company, or any partnership or similar entity managed by 3i Group plc, London, or any of its subsidiaries.

          SECTION 7.3. Investment Bankers, Financial Advisors, Brokers and Finders.

                 (a) The Sellers represent and warrant to the Buyer that neither the Company nor the Sellers have employed the services of a broker or finder in connection with this Agreement or any of the transactions contemplated hereby. The Sellers shall indemnify and agree to defend and hold the Buyer and the Company harmless against and in respect of all claims, losses, liabilities and expenses which may be asserted against the Buyer (or any officer, director, employee, agent or Affiliate of the Buyer) by any broker or other person who claims to be entitled to an investment banker's, financial advisor's, broker's, finder's or similar fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, by reason of his acting at the request of the Company or the Sellers.

                 (b) The Buyer represents and warrants to the Sellers that it has not employed the services of an investment banker, financial advisor, broker or finder in connection with this Agreement or any of the transactions contemplated hereby. The Buyer shall indemnify and agrees to save and hold each of the Sellers harmless against and in respect of all claims, losses, liabilities, fees, costs and expenses which may be asserted against them by any broker or other person who claims to be entitled to an investment banker's, financial advisor's, broker's, finder's or similar fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, by reason of his acting at the request of the Buyer.

          SECTION 7.4. Fees and Expenses.

          Except as otherwise expressly provided in this Agreement, all legal, accounting and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses; provided, however that the Buyer shall bear notarial fees incurred by the notarization of this Agreement and any other documents and instruments required to be notarized in connection with the transactions contemplated hereby. Additionally, the Buyer shall be responsible for the payment of any sales, transfer, or stamp taxes, costs for merger control clearance or other similar charges, if any, payable by reason of the transaction contemplated by this agreement.

          SECTION 7.5. Notices.

          All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally or sent by registered or certified mail (return receipt requested) or sent by facsimile (with evidence of confirmation of receipt) to the parties at the following addresses:

                 (a) If to the Buyer, to:

                 Micro Therapeutics, Inc.
                 2 Goodyear
                 Irvine, CA 92618
                 Attention: Jim Corbett
                 Facsimile: +1 949 837 3700

                 with a copy to:
                 Willkie Farr & Gallagher
                 787 Seventh Avenue
                 New York, New York 10019
                 Attention: Steven J. Gartner, Esq.
                 Facsimile: +1 212 728-8111; and
                 Willkie Farr & Gallagher
                 Senckenberganlage 16
                 D-60325 Frankfurt am Main
                 Germany
                 Attention: Dr. Bernhard von Braunschweig
                 Facsimile: +49 69 79302 222; and

                 Stradling, Yocca, Carlson & Rauth
                 600 Newport Center Drive, Suite 1600
                 Newport Beach, California 92660

                Attention: Bruce Feuchter, Esq.
                Facsimile: +1 949 725 4100

                (b)   If to the Seller 3i Group Investments LP, to:





                (c)   If to the Seller Nordrhein-Westfalen Fonds GmbH to:





                (d) If to the Seller Augusta-Kranken-Anstalt gemeinnutzige Gesellschaft mit beschrankter Haftung to:

              (e)  If to the Seller Prof. Dr. Dietrich Gronemeyer to:





              (f)  If to the Seller Dr. Hermann Monstadt to:





              (g)  If to the Seller Dr. Hans Henkes to:

                (h)  If to the Seller dg micromedicine GmbH to:





or to such other persons or at such other addresses as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this
Section 7.5 are concerned unless such change shall have been given to such other party hereto as provided in this Section 7.5.

          SECTION 7.6. Exclusion of Set-Off, Retention Rights.

          Unless stipulated otherwise in this Agreement, no party shall be entitled to (i) set-off any rights or claims it may have against any rights or claims the other party may have under this Agreement, or (ii) refuse to perform any obligation it may have under this Agreement on the grounds that it has a right of retention (Zuruckbehaltungsrecht), unless the rights or claims of the relevant party claiming a right of set-off or retention have been acknowledged in writing by the relevant other party or have been confirmed by a final decision in accordance with Sec. 1.5. hereof.

          SECTION 7.7. Default Interest.

          In the event that a party is in default (Verzug) with payments under this Agreement, such party shall pay default interests from the respective payment date until, but not including, the day actual payment is made at a rate equal to 800 basis points over EURIBOR for

Euro deposits for interests payments of three months, as quoted on the bridge telerate screen 248 at 11:00 a.m. (Central European Time) two banking days prior to the respective payment date.

          SECTION 7.8.  Rescission Fee

          If the Buyer rescinds this Agreement pursuant to his rescission right as stated in Sec. 6.1. hereof, the Seller or the Sellers who was not in the position to transfer title to his / its shares shall pay the Buyer an amount equal to (Euro)200,000 (two hundred thousand Euro) as a rescission fee, which payment shall be made, if more than one Seller is involved, by such Sellers in the proportion of their participation in the Company.

          If the Buyer or the Sellers rescind this Agreement pursuant to the rescission right as stated in Sec. 6.2. hereof, the Buyer shall pay to the Sellers, in the proportion of their participation in the Company, a rescission fee in the amount equal to (Euro)200,000 (two hundred thousand Euro).

          SECTION 7.9.  Entire Agreement.

          This Agreement, together with the Disclosure Schedule and the exhibits hereto, represent the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the Disclosure Schedule, exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

          SECTION 7.10. Waivers and Amendments.

          The Sellers or the Buyer may by written notice to the other: (a) extend the time for the performance of any of the obligations or other actions of the other; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement; (c) waive compliance with any of the covenants of the other contained in this Agreement; (d) waive performance of any of the obligations of the other created under this Agreement; or (e) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar, unless such waiver specifically states that it is to be construed as a continuing waiver. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto. Such amendment, modification or supplement shall be made by written instrument or by notarial document if the applicable law so requires.

          SECTION 7.11. Survival of Obligations

          If this Agreement is rescinded, the provisions contained in Sec. 4.11., 4.13. and Article VII hereof shall survive.

                  SECTION 7.12. Severability.

                  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable. In the event the parties hereto inadvertently did not address certain issues in this Agreement which subsequently become relevant (Vertragslucke), the unaddressed issue shall be handled so as to give effect to the extent possible to the intentions of the parties as reflected in this Agreement.

                  SECTION 7.13. Titles and Headings.

                  The Article and Section headings and any table of contents contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

                  SECTION 7.14. Language.

                  The English Language Version of this Agreement shall be controlling in all respects; provided that where a German term has been inserted in parentheses and/or italics it alone (and not the English term to which it relates) shall be authoritative for the purpose of the interpretation of the relevant English term in this Agreement.

                  SECTION 7.15. Governing Law.

                  This Agreement shall be governed by and interpreted and enforced in accordance with the laws of Germany. In the event of any dispute between the parties to this Agreement arising in connection with or out of this Agreement, the courts in Frankfurt am Main shall have non-exclusive jurisdiction.

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


The above agreement and its annexes was read aloud to the persons appearing by the notary's representative, approved by the persons appearing and executed in their own hand as follows:

/s/ Joachim Dietrich (1)
------------------------------------
Joachim Dietrich

/s/ Thomas Breymann (2)
------------------------------------
Thomas Breymann

/s/ Hermann Monstadt (3)
------------------------------------
Hermann Monstadt

/s/ Bernard von Braunschweig (4)
------------------------------------
Bernard von Braunschweig

(1) Executed on behalf of 3i Group Investments LP and Nordrhein-Westfalen Fonds GmbH.

(2) Executed on behalf of dg micromedicine GmbH, Augusta-Kranken-Anstalt gemeinnutzige Gesellschaft mit beschrankter Haftung and Prof. Dr. Dietrich Gronmeyer.

(3) Executed on behalf of himself and Dr. Hans Henkes.

(4) Executed on behalf of Micro Therapeutics, Inc.

                                      -48-